                                                             EXHIBIT (a)(1)(vii)

         Amended and Restated Offer to Purchase sent by the Partnership to Limited Partners on July 30, 2001.

                              Amended and Restated
                          Offer to Purchase for Cash by
                     NTS-Properties VII, Ltd. and ORIG, LLC
                                  of up to 2000
                          Limited Partnership Interests
                           of NTS-Properties VII, Ltd.
                              at $6.00 per Interest

     THE OFFER AND  WITHDRAWAL  RIGHTS  WILL EXPIRE AT 12:00  MIDNIGHT,  EASTERN
STANDARD TIME, ON FRIDAY, SEPTEMBER 28, 2001, UNLESS THE OFFER IS EXTENDED.

     A summary of the  principal  terms of the offer appears on pages ii through
iv. You should read this entire document  carefully  before deciding  whether to tender your limited partnership interests.

     If you tender all or any portion of your  interests  you will be subject to certain risks including:

o    The purchase price is less than the book value of the interests, and may be less than the fair market value and liquidation value of the interests.
o    As a result of your tender you may suffer negative tax consequences.
o    There is a  conflict  of  interest  between  limited  partners  who  tender interests in the offer, limited partners who do not tender, and the general partner of the  partnership,  which creates a risk that the purchase  price will be less than the fair value of the interests.

     If you  continue to hold all or any portion of your  interests  you will be subject to certain risks including:

o    There is no developed market for the interests,  which may prevent you from being able to  liquidate  your  investment  or receive  fair value for your investment.
o    There are restrictions on your ability to transfer interests.
o    Cash distributions have been suspended and may be permanently eliminated.
o    The  partnership  may not make  future  cash  distributions  to its limited partners.
o    The partnership is using its cash reserves to fund its portion of the offer to purchase, which will reduce existing cash available for future needs and contingencies.
o    The partnership may not be able to pay for necessary  capital  improvements to partnership properties.
o    The offer to purchase may result in increased  voting control by affiliates of the partnership.
o    The partnership has no current plans to liquidate.
o    If  tenants  occupying  some  of the  partnership's  properties  experience financial  difficulties  or do not renew their leases,  this could harm the partnership's financial operations.
o    There are significant general economic risks associated with investments in real estate.

See "RISK FACTORS."

     Questions  and requests for  assistance  or for  additional  copies of this
Offer to Purchase,  the Letter of Transmittal or any other documents relating to this  Offer may be  directed  to NTS  Investor  Services  c/o  Gemisys  at (800)
387-7454.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES  COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR
UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               The date of this Offer to Purchase is May 14, 2001.
    The Offer to Purchase has been Amended and Restated as of July 30, 2001.

                               SUMMARY TERM SHEET

o    The Offerors. ORIG, LLC and NTS-Properties VII, Ltd. are making this tender offer. ORIG is a Kentucky limited liability  company,  affiliated with your general partner and NTS-  Properties  VII, Ltd., that regularly  engages in real estate-related activities including acquiring, developing,  renovating and rehabilitating, financing and divesting properties. NTS-Properties VII,
     Ltd. is a Florida limited  partnership  that owns  residential  rental real estate  properties and owns a joint venture  interest in a commercial  real estate property.

o    Our Offer.  We are  offering to  purchase up to 2,000 of the  partnership's outstanding  interests  that are not  owned by our  affiliates.  Currently, there are 553,241 outstanding  interests,  including interests owned by our affiliates.

o    Our Offering  Price.  We will  purchase  interests in the offer in cash for
     $6.00 per interest. See Section 2 of this Offer to Purchase.

o    Other Parties Involved.  While we are the only parties offering to purchase your interests,  we are affiliated with two other parties, J.D. Nichols and
     Brian  Lavin,  who have  made  filings  with the  Securities  and  Exchange
     Commission in connection with our offer. Both Mr. Nichols and Mr. Lavin are executive  officers  of NTS  Capital  Corporation,  which is the  corporate general partner of your general  partner,  and Mr. Nichols is also the sole director of NTS Capital  Corporation  and the managing  general  partner of your  general  partner.  Mr.  Nichols  and Mr.  Lavin have  decision-making authority with regard to your general partner. See Section 11 of this Offer to Purchase.

o    Factors in Determining Our Offering Price. Your general partner  determined the offering  price in its sole  discretion.  In  determining  the offering price per interest your general partner considered, among other things, the following:

     o    The per interest price paid or offered to limited partners in previous transactions,  such as tender offers by us or third parties, secondary market  transactions  in which we  purchased  interests  from  limited partners, and third-party  transactions in which limited partners sold their  interests to third parties who are not  affiliated  with us. In
          February 2000 ORIG purchased 135 interests from one limited partner at a purchase  price of $6.70 per interest.  In April 2001 ORIG purchased
          1,014  interests from two limited  partners,  who are affiliated  with each other,  at a purchase price of $6.40 per interest.  See Section 2 of this Offer to Purchase.

     o    The absence of a trading  market for the  interests.  See Section 2 of this Offer to Purchase.

                                       ii

o    Additional  Purchases.  If more than 2,000  interests are tendered,  we may purchase additional interests, in our sole discretion. If the offer remains oversubscribed,  we will purchase your  interests on a pro rata basis.  See
     Section 2 of this Offer to Purchase.

o    Conditions to Our Offer. We are offering to purchase outstanding  interests from all limited  partners,  and our offer is not generally  conditioned on your tendering any minimum number of your interests.  We will not, however, accept your tender if, as a result of the tender,  you would continue to be a limited  partner  and would hold fewer  than 100  interests.  There are a number of other  conditions to our offer,  including the absence of certain changes  in  your  partnership,  the  absence  of  certain  changes  in the financial markets and the absence of competing tender offers.  See Sections
     2 and 6 of this Offer to Purchase.

o    Purpose  of Our  Offer.  The  purpose  of our offer is to  provide  limited partners who desire to  liquidate  some or all of their  investment  in the partnership  with a method  for doing so.  See  Section 1 of this  Offer to
     Purchase.

o    Right to Extend the Expiration Date. The offer expires on Friday, September
     28, 2001 at 12:00  Midnight,  Eastern  Standard Time, but we may extend the expiration  date by providing you with a written  notice of the  extension.
     See Section 2 of this Offer to Purchase.

o    Subsequent  Offering  Period.  We do not  anticipate  having  a  subsequent offering period after the expiration date of the initial  offering  period, including any extensions. See Section 2 of this Offer to Purchase.

o    How to Tender Your Interests.  To tender your interests,  complete and sign the accompanying  letter of transmittal  included in these  materials,  and send it to NTS  Investor  Services  c/o Gemisys via mail at the address set forth in Section 16 of this Offer to  Purchase by 12:00  Midnight,  Eastern
     Standard Time on Friday, September 28, 2001. See Section 3 of this Offer to
     Purchase.

o    Withdrawal  Rights.  If you tender,  you can withdraw your interests at any time before the expiration date,  including any extensions,  or the date we pay for your interests,  whichever is later. See Section 4 of this Offer to
     Purchase.

o    How to Withdraw. To withdraw your interests, you must send a written notice of withdrawal  via mail or facsimile  which must be received,  on or before the expiration date, by NTS Investor Services c/o Gemisys at the address or facsimile number set forth in Section 16 of this Offer to Purchase.  If you file a notice of  withdrawal  it must  specify  your name and the amount of interests  that  you  are  withdrawing.  See  Section  4 of this  Offer  to
     Purchase.

o    Payment For Your Interests. If you tender your interests and we accept your tender, we will pay you for those interests which we purchase with a check.
     We will deliver all checks

                                       iii

     by first class U.S. Mail deposited in the mailbox within five business days after the expiration date. See Section 5 of this Offer to Purchase.

o    Tax  Consequences.  Your sale of  interests in this offer will be a taxable transaction  for federal income tax purposes.  The  consequences to each of you may vary,  and you should  consult  your tax advisor to  determine  the precise tax consequences to you. See Section 12 of this Offer to Purchase.

o    Availability  of Funds.  We currently have funds  available under a line of credit that are  sufficient  to enable us to purchase all of the  interests sought in our offer. See Section 9 of this Offer to Purchase.

o    Additional Information.  If you would like any additional information about the offer, you may call 1-800-387-7454.

                                       iv

              -----------------------------------------------------

                                    IMPORTANT

     IF YOU WISH TO TENDER  ALL OR ANY  PORTION  OF YOUR  INTERESTS,  YOU SHOULD
COMPLETE AND SIGN THE ENCLOSED  LETTER OF  TRANSMITTAL,  IN ACCORDANCE  WITH THE
INSTRUCTIONS IN THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL,  AND DELIVER IT
TOGETHER WITH THE  CERTIFICATE(S) OF OWNERSHIP FOR THE INTERESTS BEING TENDERED,
THE SUBSTITUTE FORM W-9 AND ANY OTHER REQUIRED DOCUMENTS TO THE PARTNERSHIP.  IF
THE  CERTIFICATE(S)  OF  OWNERSHIP  FOR THE  INTERESTS  IS (ARE)  LOST,  STOLEN,
MISPLACED OR DESTROYED,  YOU SHOULD  EXECUTE THE  AFFIDAVIT AND  INDEMNIFICATION
AGREEMENT FOR MISSING CERTIFICATE(S) OF OWNERSHIP ATTESTING TO THE FACT THAT THE
CERTIFICATE WAS LOST OR STOLEN, MISPLACED OR DESTROYED AND RETURN IT IN PLACE OF
THE  CERTIFICATE.  IF YOU HAVE  INTERESTS  REGISTERED  IN THE NAME OF A  BROKER,
DEALER,  COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE,  YOU MUST CONTACT THAT
BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF YOU DESIRE TO
TENDER THESE INTERESTS.

     IF YOU TENDER  ALL OR ANY  PORTION OF YOUR  INTERESTS,  YOU ARE  SUBJECT TO
CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     THE  OFFER IS NOT  CONDITIONED  ON THE  TENDER  OF ANY  MINIMUM  NUMBER  OF
INTERESTS;  PROVIDED, HOWEVER, WE WILL NOT ACCEPT YOUR TENDER IF, AS A RESULT OF
THE TENDER, YOU WOULD CONTINUE TO BE A LIMITED PARTNER AND WOULD HOLD FEWER THAN
100 INTERESTS. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE ABSENCE OF
CERTAIN CONDITIONS DESCRIBED IN SECTION 6 OF THIS OFFER TO PURCHASE.

     WE ARE NOT MAKING ANY  RECOMMENDATION TO YOU REGARDING WHETHER TO TENDER OR
REFRAIN FROM TENDERING YOUR  INTERESTS.  EACH OF YOU MUST MAKE YOUR OWN DECISION
REGARDING WHETHER TO TENDER INTERESTS, AND, IF SO, HOW MANY OF YOUR INTERESTS TO
TENDER.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY  RECOMMENDATION ON OUR BEHALF
REGARDING  WHETHER YOU SHOULD TENDER OR REFRAIN FROM  TENDERING  YOUR  INTERESTS
PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION
OR TO MAKE ANY  REPRESENTATION  IN  CONNECTION  WITH THE OFFER  OTHER THAN THOSE
CONTAINED  HEREIN  OR IN  THE  LETTER  OF  TRANSMITTAL.  ANY  RECOMMENDATION  OR
INFORMATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY US OR THE GENERAL PARTNER.

     -----------------------------------------------------------------------

                                        v

Section 2.        Offer to Purchase and Purchase Price;
                  Proration; Expiration Date;

Appendix A
         The Partnership's Financial Statements Giving

Appendix B
         ORIG's Balance Sheets...........................................B-1

                                       vi

To Holders of Limited Partnership Interests of
NTS-Properties VII, Ltd.

                                  INTRODUCTION

     NTS-Properties  VII, Ltd. (the "Partnership") and ORIG, LLC ("ORIG") hereby offer to purchase up to 2,000 limited  partnership  interests of the Partnership that are owned by limited  partners who are not affiliates of the Partnership or
ORIG at a purchase price of $6.00 per Interest (the "Purchase Price") in cash to the seller upon the terms and subject to the conditions set forth in this "Offer to Purchase" and in the related "Letter of Transmittal."  Together the "Offer to
Purchase" and "Letter of  Transmittal"  constitute  the "Offer." As used in this
Offer to Purchase,  the term  "Interest" or  "Interests,"  refers to the limited partnership interests in the Partnership,  and the terms "we", "us" or "our," as the context requires, refer to the Partnership and ORIG collectively.

     This  Offer is  generally  not  conditioned  upon  any  minimum  amount  of
Interests  being  tendered,  except as described in this Offer to Purchase.  The
Interests are not traded on any  established  trading  market and are subject to restrictions on transferability, which are described in the Amended and Restated
Agreement of Limited  Partnership of NTS-Properties  VII, Ltd. (the "Partnership
Agreement").

     You should not view the  Purchase  Price as  equivalent  to the fair market value or the liquidation  value of an Interest.  The Purchase Price is less than the book value of the Interests.  As of December 31, 2000 and December 31, 1999,
the book value of each Interest was approximately $9.39 and $9.28, respectively.
The  general  partner of the  partnership,  NTS-Properties  Associates  VII (the
"General Partner"),  determined the Purchase Price in its sole discretion, based on:

o    the response to our tender offer of $6.00 per Interest which began on March
     27, 2000 and ended on August 15, 2000;
o    the  response  to our tender  offer of $6.00 per  Interest  which  began on
     September 2, 1999 and ended on December 15, 1999;
o    the  response  to our tender  offer of $6.00 per  Interest  which  began on
     December 7, 1998 and ended on March 6, 1999;
o    sales of Interests by limited partners to third parties in secondary market transactions from 1997 through 1999;
o    repurchases of Interests by the  Partnership,  outside of the tender offers described  above,  from 1996 through  1998 at prices  ranging from $4.00 to
     $6.00 per Interest;
o    purchases  of  Interests by ORIG,  outside of the tender  offers  described above, in 2000 at $6.00 per Interest;
o    the purchase of Interests from one limited  partner by ORIG on February 10,
     2000 at a price of $6.70 per Interest;
o    the purchase of Interests  from two limited  partners,  who are  affiliated with  each  other,  by ORIG on  April  30,  2001 at a price  of  $6.40  per
     Interest; and
o    purchases of Interests by the Partnership's affiliates, BKK Financial Inc., an Indiana  corporation ("BKK") and Ocean Ridge Investments Ltd., a Florida
     limited  liability  partnership  ("Ocean  Ridge") from 1996 through 1999 at prices ranging from $4.00 to $6.00 per Interest.

     Neither we nor the General  Partner has  performed an analysis to determine the fair market  value or  liquidation  value of the  Interests,  or obtained an opinion from an independent  third party  regarding the fairness of the Purchase
Price.

     Subject to the  conditions  set forth in the Offer,  the  Partnership  will purchase  the first  1,000  Interests  which are  tendered  and  received by the
Partnership  by, and not withdrawn prior to, 12:00  Midnight,  Eastern  Standard
Time,  on September  28, 2001,  subject to any extension of the Offer by us (the
"Expiration  Date").  If more  than  1,000  Interests  are  tendered,  ORIG will purchase up to an additional  1,000 Interests which are tendered and received by the Partnership by, and not withdrawn prior to, the Expiration  Date. If, on the
Expiration  Date, we determine that more than 2,000 Interests have been tendered during  the  Offer,  each of us may:  (i) accept  the  additional  Interests  in accordance with Rule 13e-4(f)(1)  promulgated under the Securities  Exchange Act of 1934 ("Exchange  Act"),  as amended;  or (ii) extend the Offer, if necessary, and  increase  the amount of  Interests  that we are  offering to purchase to an amount  that we believe  is  sufficient  to  accommodate  the  excess  Interests tendered as well as any Interests tendered during the extended Offer.

     If the Offer is oversubscribed  and we do not act in accordance with (i) or
(ii),  above, or if we act in accordance with (i) and (ii), above, but the Offer remains  oversubscribed,  then we will  accept  Interests  tendered  by  limited partners on or before the  Expiration  Date for payment on a pro rata basis.  If you tender  Interests and we pro rate,  the number of Interests that we purchase from you will be equal to the  number of  Interests  which you  properly  tender multiplied  by a fraction,  the  numerator  of which will be the total number of
Interests we are willing to purchase in the Offer and the  denominator  of which will be the total number of Interests  properly tendered by all limited partners participating  in the  Offer.  Any  fractional  Interests  resulting  from  this calculation  will be  rounded  down to the  nearest  whole  number.  We will not purchase  fractions of Interests.  If you tender and if we will  purchase  fewer than the number of Interests that you tender, the Partnership will notify you in writing.  For any Interest that you tender but we do not purchase,  a book entry will be  made on the  Partnership's  books  to  reflect  your  ownership  of the
Interests not purchased.  The  Partnership  will not issue a new  Certificate of
Ownership for the Interests  that we do not purchase,  unless you make a written request instructing the Partnership to do so.

     The Offer is generally not  conditioned on the tender of any minimum number of Interests.  The Offer,  however, is conditioned upon, among other things, the
absence  of  certain  adverse  conditions   described  in  Section  6,  "Certain
Conditions of the Offer." In particular, we will not consummate the Offer, if in the  opinion of the  General  Partner,  there is a  reasonable  likelihood  that purchases  under the Offer would result in termination of the  Partnership (as a partnership) under Section 708 of the Internal Revenue Code of 1986, as amended, or termination of the  Partnership's  status as a partnership for federal income tax  purposes  under  Section  7704 of the Code.  Further,  we will not purchase
Interests if the purchase of Interests  would result in Interests being owned by fewer than 300 holders of record.  See  Section 6,  "Certain  Conditions  of the
Offer."

     All of the Interests that we purchase  pursuant to the Offer will be deemed to have been  purchased as of the  Expiration  Date. If you accept the offer and tender Interests, you will receive

                                        2

the Purchase  Price and any cash  distributions  declared and payable before the
Expiration  Date.  You will not be entitled  to receive  any cash  distributions declared and payable after the  Expiration  Date on any  Interests  tendered and accepted by us.

     The tender and  acceptance  of an Interest will be treated as a sale of the
Interest  for federal and most state income tax  purposes,  which will result in your  recognizing  gain or loss for income tax  purposes.  We urge you to review carefully  all  the  information  contained  in or  referred  to in  this  Offer including, without limitation, the information presented in Section 11, "Certain
Federal Income Tax Consequences."

     As of May 14, 2001,  the General  Partner  owned five of the  Partnership's outstanding  Interests  and  ORIG  owned  90,031  of the  Partnership's  553,241 outstanding Interests. All partners,  members,  affiliates and associates of the
General  Partner  or  ORIG  beneficially  owned  a total  of  97,570  Interests, representing  approximately  17.6%  of  the  Partnership's  553,241  outstanding
Interests.  Although we are making this Offer to all limited  partners,  we have been advised that neither the General Partner nor any of the partners,  members, affiliates or associates of the General  Partner intends to tender any Interests pursuant  to the Offer.  Assuming  the Offer is fully  subscribed,  the  General
Partner, ORIG, and partners,  members,  affiliates and associates of the General
Partner  or ORIG,  will own,  after  the  Offer,  a total of  98,570  Interests, representing  approximately  17.8%  of  the  Partnership's  552,241  outstanding
Interests.

                                  RISK FACTORS
                                  ------------

If You Tender  All or Any  Portion of Your  Interests  You are  Subject to Risks
Including the Following:

     The Purchase  Price is less than the book value of the Interests and may be less than the fair market  value and  liquidation  value of the  Interests.  The
Interests are not traded on a recognized stock exchange or trading market. There is no active, liquid market for the Interests, and it is unlikely that this type of  market  will  develop  in the near  future.  We are  aware of the  following transactions in or offers for Interests:

o    purchases  by us of  39,220  Interests  in our  tender  offer of $6.00  per
     Interest which began on March 27, 2000 and ended on August 15, 2000;

o    purchases  by us of  41,652  Interests  in our  tender  offer of $6.00  per
     Interest which began on September 2, 1999 and ended on December 15, 1999;

o    purchases  by us of  25,794  Interests  in our  tender  offer of $6.00  per
     Interest which began on December 7, 1998 and ended on March 6, 1999;

                                        3

o    secondary  market  transactions  in which  Interests  were  transferred  at prices, including commissions and mark-ups, ranging from $3.90 to $6.76 per
     Interest  by limited  partners  to third  parties  during  the period  from
     January 1997 to December 1999;

o    repurchases  by the  Partnership,  outside of the tender  offers  described above, of 62,529 Interests at prices ranging from $4.00 to $6.00 during the period from March 1996 through June 1998;

o    purchases of 850 Interests by ORIG,  outside of the tender offers described above, in 2000 at $6.00 per Interest;

o    the  purchase  of 2,251  Interests  from  one  limited  partner  by ORIG on
     February 10, 2000, at a price of $6.70 per Interest;

o    the  purchase  of  1,014  Interests  from  two  limited  partners,  who are affiliated  with each other, by ORIG on April 30, 2001, at a price of $6.40 per Interest; and

o    purchases by BKK and Ocean Ridge of 7,534 Interests  during the period from
     August 1996  through July 1999,  at prices  ranging from $4.00 to $6.00 per
     Interest.

     The  Purchase  Price is less than the book  value of the  Interests.  As of
December 31, 2000 and December  31,  1999,  the book value of each  Interest was approximately $9.39 and $9.28, respectively.

     The Purchase Price per Interest in this Offer was determined by the General
Partner,  in its sole  discretion,  based on the purchase  price paid to limited partners in the transactions described above. The purchase price per Interest in any of the transactions described above and the Purchase Price in this Offer may not  reflect  the value of the  Interests.  Although  we have not  performed  an analysis to determine the liquidation  value of your  Interests,  if you were to hold your Interests  until  termination or liquidation of the  Partnership,  you might  receive  greater  or  lesser  value  than  the  Purchase  Price  for your
Interests.

     You may suffer  negative tax  consequences.  If you sell  Interests in this
Offer, you generally will recognize a gain or loss on the sale of your Interests for  federal  and most  state  income tax  purposes.  The amount of gain or loss realized will be, in general,  the excess of the amount you realize from selling your  Interests  minus the adjusted  tax basis in the  Interests  you sell.  The amount that you realize from the sale of your  Interests is generally the sum of the Purchase  Price plus your share of  Partnership  liabilities.  When you sell
Interests  which  you have  held for more  than  twelve  months,  the sale  will typically result in long-term capital gain or loss. Due to the complexity of tax issues,  you are  advised  to consult  your tax  advisors  with  respect to your individual tax situation before selling your Interests in the Offer. See Section
12 of this Offer to Purchase.

     There is a conflict of interest  between limited  partners who tender their
Interests  in the Offer,  limited  partners  who do not tender,  and the General
Partner, which creates a risk that the Purchase

                                        4

Price will be less that the fair value of the Interests.  A conflict of interest exists between limited  partners who tender their Interests and the Partnership, the General Partner and limited  partners who are not tendering their Interests.
Limited partners tendering their Interests would prefer a higher Purchase Price;
the Partnership,  the General Partner and limited partners who are not tendering their  Interests  would  prefer a lower  Purchase  Price.  As a result  of these conflicts of interest,  there is a risk that the Purchase Price is less than the fair value of the Interests.

     The General  Partner  Makes No  Recommendation  to Limited  Partners.  As a
result of the conflict of interest described in the previous paragraph,  neither the  Partnership nor the General  Partner is making a  recommendation  regarding whether  you should  tender or retain your  Interests.  You should make your own decisions  regarding  whether  to  tender  your  Interests  based  upon your own individual situation.

If You Do Not Tender All or Any  Portion of Your  Interests,  You Are Subject to
Risks Including the Following:

     There is no developed market for the Interests,  which may prevent you from being able to liquidate  your  investment  or receive  fair value.  The Purchase
Price per Interest was determined by the General  Partner in its sole discretion and may not reflect the price per Interest if there were a developed  market for the  Interests or of the proceeds that you may receive if the  Partnership  were liquidated or dissolved.  Although the  Interests are  transferable,  subject to certain limitations set forth in the Partnership Agreement, we do not anticipate that any active,  liquid market will  develop.  You may not be able to liquidate your investment on favorable terms, if at all.

     There are  restrictions  on your ability to transfer  Interests.  Under the
Partnership  agreement,  limited  partners may  transfer or assign  interests to persons who then become  "substitute  limited partners." The General Partner can decide to allow or disallow these transfers in its sole discretion,  although it cannot unreasonably withhold its consent to a transfer.  Accordingly,  if you do not  tender  your  Interests,  there  is no  guarantee  that you will be able to transfer them in the future.

     Cash distributions  have been suspended and may be permanently  eliminated.
As of October 1, 2000, the Partnership  suspended payment of cash  distributions to limited  partners to reserve funds for  anticipated  working  capital  needs.
There can be no assurance that the Partnership will ever resume distributions or be  able  to fund  its  future  needs  or  contingencies,  which  may  harm  the
Partnership's business or financial condition.

     The Partnership is using cash reserves to fund the Offer, which will reduce existing cash available for future needs and contingencies.  The amount of funds required by the  Partnership to fund the Offer is estimated to be  approximately
$11,000,  comprised  of $6,000 to purchase  1,000  Interests  and  approximately
$5,000 for its proportionate share of the expenses associated with administering the Offer. The expenses of the Offer will be apportioned between the Partnership and  ORIG  based  on the  number  of  Interests  purchased  by each  of us.  The
Partnership  intends to fund these expenses from its cash  reserves.  The use of the  Partnership's  cash reserves to fund the Offer will have the effect of: (i)
reducing the existing cash available for future needs or contingencies and

                                        5

(ii) reducing or eliminating the interest  income that the Partnership  earns on its cash reserves.  There can be no assurance that the Partnership  will be able to fund its future  needs or  contingencies,  which may have a material  adverse effect on the Partnership's business or financial condition.

     Increased voting control by affiliates of the Partnership.  If the Offer is fully  subscribed,  the  percentage  of Interests  held by persons  controlling, controlled by or under common control with the Partnership will increase.  As of
May 14, 2001, the General  Partner owned five of the  Partnership's  outstanding
Interests and ORIG owned 90,031 of the Partnership's  outstanding Interests. The
General Partner, ORIG, and all partners,  members,  affiliates and associates of the  General  Partner  or  ORIG  beneficially  own,  in  the  aggregate,  97,570
Interests,   representing  approximately  17.6%  of  the  Partnership's  553,241 outstanding  Interests.  Although this Offer is made to all limited partners, we have been  advised that neither the General  Partner,  nor any of the  partners, members,  affiliates or associates of the General  Partner intends to tender any
Interests  pursuant to the Offer.  Assuming the Offer is fully  subscribed,  the
General Partner, ORIG, and partners,  members,  affiliates and associates of the
General Partner or ORIG, will own, after the Offer, a total of 98,570 Interests, representing  approximately  17.8%  of  the  Partnership's  552,241  outstanding
Interests, an increase of .2% of the outstanding Interests. Thus, these entities or  individuals  will have a greater  influence on certain  matters  voted on by limited  partners,  including  removal of the General Partner and termination of the Partnership.

     The Partnership may not be able to pay for necessary  capital  improvements to Partnership properties.  Some of the Partnership's properties require capital improvements to operate optimally.  The Partnership  expects to make the capital
improvements  to  certain   Partnership   properties  over  the  next  year  and
anticipates  funding these  improvements  using cash flow from operations,  cash reserves or additional financing if necessary.  However, the anticipated sources of funding may not be sufficient to make the necessary improvements. If the cash flow from operations and cash reserves prove to be insufficient, the Partnership might  have  to  fund  the  capital  improvements  by  borrowing  money.  If the
Partnership is unable to borrow money on favorable  terms, or at all, it may not be able to make necessary capital  improvements which could, in the future, harm the Partnership's  financial condition.  In addition, the Partnership intends to make roof  replacements  on  certain of its  buildings  over the next five years because  the  roofs  appear  to have  defects.  The  Partnership  does  not have sufficient working capital to make all of the repairs immediately,  and there is a  risk  that  serious  damage  will  occur  to  the  roofs  before  all  of the replacements can be made. If such damage occurs it will  significantly  harm the
Partnership's financial condition.

     The Partnership has no current plan to liquidate. The Partnership Agreement provides  that the  Partnership  shall  terminate on December  31, 2063,  unless terminated  earlier.  The Partnership has no current plan to sell its assets and to distribute  the proceeds to its limited  partners,  nor does the  Partnership contemplate resuming distributions to the limited partners.  Therefore,  limited partners who do not tender their Interests may not be able to realize any return on or any  distribution  relating to their  investment in the Partnership in the foreseeable future.

     If  tenants  occupying  some  of the  Partnership's  properties  experience financial  difficulties  or do not  renew  their  leases,  this  could  harm the
Partnership's financial operations. The Partnership's

                                        6

financial condition and ability to fund future cash needs, including its ability to make  future cash  distributions,  if any,  may be harmed by the  bankruptcy, insolvency  or a downturn  in business  of any tenant  occupying  a  significant portion of any of the Partnership's  properties or by a tenant's decision not to renew its  lease.  If the  Partnership  cannot  re-lease  the space  vacated  by significant  tenants on a timely  basis and on favorable  terms and  conditions, this  could  damage  the  Partnership's  results  of  operations  and  financial condition. See Section 10 of this Offer to Purchase.

     There are significant general economic risks associated with investments in real  estate.  All real estate  investments  are subject to some degree of risk.
Generally,  equity investments in real estate are illiquid and,  therefore,  the
Partnership's  ability to promptly  vary its  portfolio  in response to changing
economic,   financial  and  investment   conditions  is  limited.   Real  estate
investments are also subject to changes in economic  conditions as well as other factors affecting real estate values, including:

     o    possible federal,  state or local  regulations and controls  affecting rents, prices of goods, fuel and energy consumption and prices,  water and environmental restrictions;

     o    increased labor and material costs; and

     o    the attractiveness of the property to tenants in the neighborhood.

For a  detailed  discussion  of the risks  associated  with  investment  in real estate,  refer to the "Risk Factors" set forth in the  Partnership's  Prospectus dated October 29, 1987.

                                        7

                                    THE OFFER

     Section 1.  Background and Purposes of the Offer.  The purpose of the Offer is to provide limited  partners who are desirous of selling some or all of their
Interests  with a method for doing so. No established  secondary  trading market for the Interests exists.  Historically  there have been only isolated purchases and sales of Interests.  In addition,  under the Partnership Agreement transfers of Interests are subject to  restrictions,  including the prior  approval of the
General Partner.  The General Partner believes that some limited partners desire immediate liquidity with respect to some or all of their Interests,  while other limited  partners  may  not  need or  desire  liquidity  and  would  prefer  the opportunity to retain all of their Interests.  The General Partner believes that limited partners should be entitled to make a choice between immediate liquidity and continued  ownership and, thus,  believes that this Offer  accommodates  the differing goals of both groups of limited partners.  Limited partners who tender
Interests  in the Offer will  receive a cash payment with respect to some or all of their Interests, depending on whether the Offer is oversubscribed and, if so, whether we accept  all  tendered  Interests  or accept  Interests  on a pro rata basis.  See Section 2 of this Offer to Purchase.  We believe the  Interests  may represent  an  attractive  long-term  investment  at  the  Purchase  Price.  The continued ownership of Interests,  however, entails the risk of loss of all or a portion of the current  value of the  Interests.  See "Risk  Factors - There are significant  general economic risks associated with investments in real estate."
Limited  partners  who  tender  their  Interests  in the Offer  are,  in effect, exchanging  certainty  and  liquidity  for  the  potentially  higher  return  of continued ownership of their Interests.

     Neither we nor the General  Partner has any current plans or proposals that relate to or would result in:

o    an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership;

o    a sale or transfer of a material amount of assets of the Partnership;

o    any change in the identity of the General  Partner or in the  management of the Partnership,  including,  but not limited to, any plans or proposals to change the number or term of the General  Partner(s),  to fill any existing vacancy  for the General  Partner,  or to change any  material  term of the management agreement between the General Partner and the Partnership;

o    any change in the indebtedness or capitalization of the Partnership;

o    any other material change in the structure or business of the  Partnership;
     or

o    any change in the  Partnership  Agreement or other  actions that may impede the acquisition of control of the Partnership by any person.  As of October
     1, 2000, the Partnership suspended payment of cash distributions to limited partners  to reserve  funds for  anticipated  working  capital  needs.  See
     Section 7 of this Offer to Purchase.

                                        8

However, the General Partner,  consistent with its fiduciary  obligations,  will seek and  review  opportunities  to  enhance  long-term  value  for the  limited partners, such as: a merger or business combination with an unaffiliated entity;
a liquidation of the Partnership;  a  recapitalization;  or a consolidation with affiliates.  There is no assurance  that any  transaction  will occur.  As noted
below, we may, but are not required to, purchase  additional  Interests,  either
through   privately-negotiated   transactions   or  additional   tender  offers.
Additional  purchases  may have the  effect  of  increasing  the  percentage  of
Interests owned by ORIG and its affiliates  above 50%, which would give ORIG the ability to control any Partnership votes on the types of transactions  described above or any other matters. See Section 8 of this Offer to Purchase.

     Neither ORIG nor any of its  affiliates  intends to tender any Interests in the Offer. Therefore, following completion of the Offer, Interests owned by ORIG or  its  affiliates  will  represent  a  greater  percentage  of  the  remaining
Interests.  For  example,  if the  offer  is  fully  subscribed,  ORIG  and  its affiliates  will own 98,570  Interests,  representing  17.8% of the  outstanding
Interests.  Similarly,  limited  partners who do not tender their Interests will own a greater percentage of the remaining Interests.

     If you retain  your  Interests,  you will be subject  to  increased  risks, including but not limited to: (1) reduction in the Partnership's  cash reserves, which may affect the Partnership's ability to fund its future cash requirements, thus having a material adverse effect on the Partnership's  financial condition;
and (2)  increased  voting  control by the  affiliates  of the General  Partner, including ORIG, and persons controlling the affiliates,  which will increase the influence that  affiliates of the General  Partner and persons  controlling  the affiliates  have on  certain  matters  voted on by limited  partners,  including removal of the General Partner and termination of the Partnership. Any Interests tendered  to the  Partnership  in  connection  with this Offer will be  retired, although the Partnership may issue new interests from time to time in compliance with  the  federal  and  state  securities  laws  or any  exemptions  therefrom.
Interests  purchased by ORIG will be held by ORIG.  Neither the  Partnership nor the General Partner has plans to offer for sale any other additional  interests, but each reserves the right to do so in the future.

     The Offer is the fourth tender offer made by the Partnership for Interests.
ORIG  participated  in each of the prior tender offers.  We purchased a total of
25,794  Interests on March 6, 1999 for $6.00 per  Interest,  in the first tender offer.  The  Partnership  purchased  10,000 of these  Interests.  ORIG purchased
15,794 of these Interests.  We purchased a total of 41,652 Interests on December
15, 1999 for $6.00 per Interest,  in the second tender  offer.  The  Partnership purchased 10,000 of these  Interests.  ORIG purchased 31,652 of these Interests.
We  purchased  a total of  39,220  Interests  on August  15,  2000 for $6.00 per
Interest,  in the third tender offer.  The Partnership  purchased 2,500 of these
Interests.  ORIG purchased  36,720 of these  Interests.  The General  Partner is considering the  desirability of the Partnership  making future tender offers to purchase  Interests  following  completion of the Offer,  but is not required to make any future offers.

                                        9

     Section 2. Offer to Purchase  and  Purchase  Price;  Proration;  Expiration
Date; Determination of Purchase Price.

     Offer to Purchase and Purchase  Price.  We will, upon the terms and subject to the conditions of the Offer described below,  purchase a total of up to 2,000
Interests  that are  properly  tendered  by,  and not  withdrawn  prior to,  the
Expiration Date at a price equal to $6.00 per Interest;  provided however,  that if you decide to tender we will not accept  your  tender if, as a result of your tender, you would continue to be a limited partner and would hold fewer than one hundred Interests. The Partnership will purchase the first 1,000 Interests which are tendered and received by the Partnership by, and not withdrawn prior to, the
Expiration  Date. If more than 1,000  Interests are tendered and received by the
Partnership  as a result of this Offer,  ORIG will  purchase up to an additional
1,000  Interests  which  are  tendered  by,  and not  withdrawn  prior  to,  the
Expiration Date.

     If, on the  Expiration  Date, we determine  that more than 2,000  Interests have been tendered  during the Offer,  each of us may: (i) accept the additional
Interests  permitted  to be accepted  pursuant to Rule  13e-4(f)(1)  promulgated under the Exchange Act, as amended; or (ii) extend the Offer, if necessary,  and increase the amount of  Interests  that we are offering to purchase to an amount that we believe is sufficient to accommodate  the excess  Interests  tendered as well as any Interests tendered during the extended Offer.

     Proration.  If the Offer is oversubscribed  and we do not act in accordance with (i) or (ii),  above, or if we act in accordance  with (i) and (ii),  above, but the Offer remains oversubscribed,  then we will accept Interests tendered on or before the Expiration  Date for payment on a pro rata basis. If you tender in the Offer and we prorate,  the number of Interests we purchase  from you will be equal to a fraction  of the total  number of  Interests  tendered by all limited partners  in this  Offer,  the  numerator  of which will be the total  number of
Interests  that we are willing to purchase and the  denominator of which will be the  total  number  of  Interests  properly  tendered  by all  limited  partners participating in the Offer.

     Your  partnership   agreement  prohibits  the  Partnership  from  making  a
repurchase if as a result of the repurchase a limited  partner would continue to be a limited partner but hold fewer than one hundred Interests.  As a result, as discussed  below,  we will not  accept  tenders  which  would  reduce a  limited partner's  ownership to fewer than 100  Interests.  In the event of a proration, this  restriction  could  prevent  us from  purchasing  the same  percentage  of tendered  Interests  from all  tendering  limited  partners  as  required by SEC regulations.  To avoid  this  result,  we will  not  prorate,  but will  instead purchase all tendered Interests in excess of 2,000, if proration would result in any limited partner owning fewer than 100 Interests.

     We will  round  any  fractional  Interests  resulting  from  any  proration calculation down to the nearest whole number. We will not purchase  fractions of
Interests.  The Partnership will notify, in writing,  limited partners from whom we will  purchase  fewer than the  number of  Interests  which  they  originally tendered.  For  any  Interest  that  a  limited  partner  tenders  but we do not purchase,  a book  entry  will be made on the  Partnership's  books  to  reflect ownership of the Interests not purchased.

                                       10

The Partnership  will not issue a new Certificate of Ownership for the Interests that we do not  purchase,  unless a  limited  partner  makes a  written  request instructing the Partnership to do so.

     THIS OFFER IS NOT  CONDITIONED  ON ANY MINIMUM  NUMBER OF  INTERESTS  BEING
TENDERED;  PROVIDED,  HOWEVER, WE WILL NOT ACCEPT YOUR TENDER IF, AS A RESULT OF
THE TENDER, YOU WOULD CONTINUE TO BE A LIMITED PARTNER AND WOULD HOLD FEWER THAN
ONE HUNDRED INTERESTS.

     Expiration Date. The term "Expiration  Date" means 12:00 Midnight,  Eastern
Standard  Time, on September 28, 2001,  unless and until we extend the period of time for which the Offer is open, in which event "Expiration Date" will mean the latest  time and date at which the Offer,  as extended  by us,  expires.  We may extend the Offer, in our sole  discretion,  by providing you with written notice of the extension;  provided,  however,  that if the Offer is oversubscribed,  we may, each in our sole discretion, extend the Offer by providing you with written notice of the  extension.  We do not intend to allow limited  partners to tender
Interests after the Expiration Date, including any extensions. For a description of how we may extend or  terminate  the Offer,  see  Section 14 of this Offer to
Purchase.

     Determination of Purchase Price. The Purchase Price represents the price at which we are willing to purchase Interests.  The Purchase Price is less than the book value of the  Interests.  Your  approval is not required and was not sought regarding the  determination of the Purchase Price. No special committee of ours or of the limited  partners has approved this Offer and no special  committee or independent  person has been retained to act on behalf of us. Neither we nor the
General  Partner  has  obtained  an  opinion  from an  independent  third  party regarding the fairness of the Purchase Price.

     The Purchase Price offered by us was  determined by the General  Partner in its sole discretion based on:

o    the response to our tender offer of $6.00 per Interest which began on March
     27, 2000 and ended on August 15, 2000;
o    the  response  to our tender  offer of $6.00 per  Interest  which  began on
     September 2, 1999 and ended on December 15, 1999;
o    the  response  to our tender  offer of $6.00 per  Interest  which  began on
     December 7, 1998 and ended on March 6, 1999;
o    sales of Interests by limited partners to third parties in secondary market transactions from 1997 through 1999;
o    repurchases  by the  Partnership,  outside of the tender  offers  described above, of 62,529 Interests at prices ranging from $4.00 to $6.00 during the period from March 1996 through June 1998;
o    purchases of 850 Interests by ORIG,  outside of the tender offers described above, in 2000 at $6.00 per Interest;

                                       11

o    the  purchase  of 2,251  Interests  from  one  limited  partner  by ORIG on
     February 10, 2000 at a price of $6.70 per Interest;
o    the  purchase  of  1,014  Interests  from  two  limited  partners,  who are affiliated  with each other,  by ORIG on April 30, 2001 at a price of $6.40 per Interest; and
o    purchases by BKK and Ocean Ridge of 7,534 Interests  during the period from
     August 1996  through  July 1999 at prices  ranging  from $4.00 to $6.00 per
     Interest.

     In determining the Purchase Price,  the General Partner did not estimate or project  the  liquidation  value per  Interest  or  consider  the book value per
Interest and did not appraise the value of the Partnership's assets.

     Section  3.  Procedure  for  Tendering  Interests.  If you  wish to  tender
Interests in this Offer you must submit a properly  completed  and duly executed
Letter of Transmittal and Substitute Form W-9,  together with the Certificate of
Ownership for the Interests you tender and any other  required  documents to NTS
Investor Services c/o Gemisys, at the address listed in Section 16 of this Offer to Purchase. If your Certificate of Ownership for the Interests is lost, stolen,
misplaced  or  destroyed,   you  must  execute  and  submit  the  Affidavit  and
Indemnification  Agreement  for Missing  Certificate(s)  in place of the missing
Certificate  of  Ownership.  If your  Interests  are  held  in an  IRA/custodial account,  all forms should be signed and  forwarded to the custodian to obtain a signature  guarantee and the  Certificate of Ownership for the Interests.  There
are no fees or other charges payable by limited partners who tender Interests in connection with the Offer.

     THE LETTER OF  TRANSMITTAL,  SUBSTITUTE  FORM W-9,  AND  CERTIFICATE(S)  OF
OWNERSHIP FOR THE INTERESTS BEING TENDERED (OR AFFIDAVIT, IF APPLICABLE) AND ANY
OTHER REQUIRED  DOCUMENTS  MUST BE RECEIVED BY THE  PARTNERSHIP ON OR BEFORE THE
EXPIRATION DATE. WE WILL NOT ACCEPT INTERESTS  RECEIVED BY THE PARTNERSHIP AFTER
THE EXPIRATION DATE.

     Method of  Delivery.  YOU  ASSUME ANY RISK  ASSOCIATED  WITH THE METHOD FOR
DELIVERING THE LETTER OF TRANSMITTAL,  SUBSTITUTE FORM W-9 AND CERTIFICATE(S) OF
OWNERSHIP FOR THE INTERESTS (OR THE AFFIDAVIT). WE RECOMMEND THAT YOU SUBMIT ALL
DOCUMENTS BY REGISTERED MAIL,  RETURN RECEIPT  REQUESTED AND PROPERLY INSURED OR
BY AN  OVERNIGHT  COURIER  SERVICE.  YOU MAY  CONFIRM  RECEIPT  OF A  LETTER  OF
TRANSMITTAL BY CONTACTING  NTS INVESTOR  SERVICES C/O GEMISYS AT THE ADDRESS AND
TELEPHONE NUMBER LISTED IN SECTION 16 OF THIS OFFER TO PURCHASE.

     Determination  of Validity.  All questions  regarding  the validity,  form, eligibility  (including  time of  receipt)  and  acceptance  for  payment of any
Interests will be determined by the Partnership,  in its sole discretion. If the
Offer is oversubscribed,  however, we may decide to purchase Interests in excess of the initial  2,000  Interests.  In that case,  all  questions  regarding  the validity,  form or  eligibility,  including time of receipt,  and acceptance for payment of any additional  Interests purchased by either the Partnership or ORIG will be  determined  by each  respective  party,  in its sole  discretion.  Each determination,  whether  made by the  Partnership  or ORIG,  will be  final  and binding.

                                       12

The  Partnership or ORIG, if applicable,  has the absolute right to waive any of the conditions of the Offer or any defect or irregularity  in any tender,  or in the related transmittal documents.  Unless waived, any defects or irregularities must be cured within the time period  established by the Partnership or ORIG. In any event,  tenders  will not be deemed to have been made  until all  defects or irregularities have been cured or waived. We are neither under any duty nor will we incur any liability for failure to notify you of any defects,  irregularities or rejections contained in your tenders.

     Section  10(b) of the  Exchange Act and Rule 14e-4  promulgated  thereunder require that a person  tendering  Interests  on his, her or its behalf,  own the
Interests  tendered.  Section 10(b) and Rule 14e-4 provide a similar restriction applicable  to the tender or guarantee of a tender on behalf of another  person.
If you tender your Interests pursuant to any of the procedures described in this
Offer to  Purchase  you  accept  the  terms and  conditions  of the  Offer,  and represent and warrant that (i) you own the Interests  being tendered  within the meaning of Rule 14e-4; and (ii) the tender complies with Rule 14e-4.

     Section 4. Withdrawal  Rights.  If you tender  Interests in this Offer, you may withdraw your tender at any time before the  Expiration  Date or the date we accept Interests,  whichever is later. For a withdrawal to be effective, it must be in writing and  received  by NTS  Investor  Services  c/o Gemisys via mail or facsimile at the address or facsimile number set forth in the Section 16 of this
Offer to Purchase on or before the  Expiration  Date.  Any notice of  withdrawal must specify your name and the amount of Interests that you are withdrawing.

     All questions as to form and validity of the notice of  withdrawal  will be determined  by the  Partnership,  in  its  sole  discretion.  If  the  Offer  is oversubscribed,  all  questions  as to  form  and  validity  of  the  notice  of withdrawal  will be  determined  by the  Partnership  or ORIG,  each in its sole discretion,  for any Interests purchased by the Partnership or ORIG, as the case may be, in excess of the initial 2,000 Interests. All determinations made by the
Partnership or ORIG will be final and binding. Interests properly withdrawn will not  thereafter  be deemed to be tendered  for  purposes of the Offer.  However, withdrawn  Interests may be retendered by following the  procedures set forth in
Section 3 of this Offer to Purchase prior to the Expiration  Date.  Tenders made pursuant to the Offer which are not otherwise  withdrawn in accordance with this
Section 4 will be irrevocable.

     Section 5. Purchase of Interests;  Payment of Purchase Price. If you tender
Interests  under the Offer,  upon the terms and subject to the conditions of the
Offer, we will pay you $6.00 per Interest for each Interest you properly tender.
We will pay you the Purchase  Price with a check from either the  Partnership or
ORIG,  depending on which of us purchases your  Interests.  We will deliver your check by first class U.S.  Mail  deposited in the mailbox  within five  business days after the Expiration Date. Under no circumstances  will we pay you interest on the Purchase Price,  regardless of any extension of the Offer or any delay in making  payment.  In the event of  proration  as set forth in  Section 2 of this
Offer to Purchase,  we may not be able to determine the proration factor and pay for those  Interests that have been accepted for payment,  and for which payment is otherwise  due, until  approximately  five business days after the Expiration
Date.

                                       13

     Interests will be deemed  purchased at the time of acceptance by us, but in
no  event  earlier  than  the  Expiration  Date.   Interests  purchased  by  the
Partnership  will be retired,  although the  Partnership may issue new interests from time to time in compliance  with the  registration  requirements of federal and state securities laws or exemptions from these laws.  Interests purchased by
ORIG will be held by ORIG.  Neither the  Partnership nor the General Partner has
plans to offer for sale any other  additional  interests,  but each reserves the right to do so in the future.

     Section  6.  Certain  Conditions  of the Offer.  Notwithstanding  any other provision of this Offer to Purchase,  we will not be required to purchase or pay for any Interests tendered and may terminate the Offer as provided in Section 14 of this Offer to  Purchase  if any of the  following  events  occur prior to the
Expiration Date:

          (a) there is a reasonable  likelihood  that  consummation of the Offer would result in the termination of the Partnership (as a partnership) under
     Section 708 of the Internal Revenue Code of 1986, as amended;

          (b) there is a reasonable  likelihood  that  consummation of the Offer would result in  termination of the  Partnership's  status as a partnership for federal income tax purposes under Section 7704 of the Internal  Revenue
     Code of 1986, as amended;

          (c) as a result of the Offer, there would be fewer than 300 holders of record, pursuant to Rule 13e-3 promulgated under the Exchange Act;

          (d) there shall have been instituted or threatened or shall be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, which:
     (i)  challenges  the  making  of  the  Offer  or  the  acquisition  by  the
     Partnership  or  ORIG of  Interests  pursuant  to the  Offer  or  otherwise directly or indirectly  relates to the Offer; or (ii) in the  Partnership's reasonable  judgment,  determined  within five  business  days prior to the
     Expiration Date, could materially  affect the business,  financial or other condition,  income, operations or prospects of the Partnership,  taken as a whole, or otherwise  materially  impair in any way the contemplated  future conduct of the business of the Partnership or materially impair the Offer's contemplated benefits to the Partnership;

          (e) there shall have been any action  threatened or taken, or approval withheld, or any statute, rule or regulation proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership or ORIG, by any government or  governmental,  regulatory or  administrative  authority or agency or  tribunal,  domestic or foreign, which, in our reasonable judgment, would or might directly or indirectly:

               (i) delay or restrict the ability of the  Partnership or ORIG, or render the  Partnership  or ORIG unable,  to accept for payment or pay for some or all of the Interests;

                                       14

               (ii)  materially  affect the  business,  condition  (financial or other), income,  operations,  or prospects of the Partnership or ORIG, taken  as a  whole,  or  otherwise  materially  impair  in any way the contemplated  future  conduct of the  business of the  Partnership  or
          ORIG;

          (f) there shall have occurred:

               (i) the  declaration  of any banking  moratorium or suspension of payment in respect of banks in the United States;

               (ii) any  general  suspension  of trading  in, or  limitation  on prices  for,  securities  on any  United  States  national  securities exchange or in the over-the- counter market;

               (iii) the  commencement  of war,  armed  hostilities or any other national or international  calamity  directly or indirectly  involving the Unites States which is material to the Offer;

               (iv)  any   limitation,   whether  or  not   mandatory,   by  any
          governmental  regulatory or  administrative  agency or authority  that materially  and adversely  affects the extension of credit by banks or other lending institutions;

               (v) (A) any significant  change, in our reasonable  judgment,  in the general level of market prices of equity  securities or securities convertible into or exchangeable  for equity  securities in the United
          States or abroad or (B) any change in the general  political,  market, economic,  or financial conditions in the United States or abroad that
          (1) could have a material  adverse  effect on the  business  condition
          (financial  or  other),   income,   operations  or  prospects  of  the
          Partnership,  or (2) in our reasonable judgment,  makes it inadvisable to proceed with the Offer; or

               (vi) in the  case of the  foregoing  existing  at the time of the commencement  of the Offer,  in our  reasonable  judgment,  a material acceleration or worsening thereof;

          (g) any change shall occur or be threatened in the business, condition
     (financial or otherwise),  or operations of the  Partnership,  that, in the
     Partnership's   reasonable   judgment,   is  or  may  be  material  to  the
     Partnership;

          (h) a tender or exchange  offer for any or all of the Interests of the
     Partnership,   or  any  merger,   business  combination  or  other  similar
     transaction  with or involving the  Partnership,  shall have been proposed, announced or made by any person; or

          (i) (i) any entity,  "group" (as that term is used in Section 13(d)(3)
     of the Exchange Act) or person (other than entities,  groups or persons, if any, who have filed with

                                       15

     the  Commission  on or before May 14, 2001 a Schedule 13G or a Schedule 13D with respect to any of the  Interests)  shall have  acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding  Interests;
     or (ii) such entity,  group, or person that has publicly disclosed any such beneficial  ownership of more than 5% of the  Interests  prior to such date shall have  acquired,  or  proposed  to acquire,  beneficial  ownership  of additional Interests constituting more than 1% of the outstanding Interests or shall  have  been  granted  any  option or right to  acquire  beneficial ownership of more than 1% of the outstanding Interests; or (iii) any person or group  shall  have  filed a  Notification  and  Report  Form  under  the
     Hart-Scott-Rodino  Antitrust  Improvements  Act of 1976  or  made a  public announcement reflecting an intent to acquire the Partnership or its assets;

which,  in our  reasonable  judgment,  in any such  case and  regardless  of the circumstances,  including any action by us, giving rise to such event,  makes it inadvisable  to proceed  with the Offer or with such  purchase  or  payment.  In addition, we may postpone the purchase of, or payment for, Interests tendered in anticipation of required approvals of any federal,  state or local governmental, regulatory  or  administrative  authority  or agency or  tribunal,  domestic  or foreign.  The  conditions  described  above are for our sole  benefit and may be asserted by us on our respective  behalf if they have occurred,  or we determine
in  our  reasonable  judgment  that  they  have  occurred,   regardless  of  the
circumstances  giving  rise to any  such  condition,  including  any  action  or inaction  taken by us, or may be waived in whole or in part.  Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right,  and each such right  shall be deemed an ongoing  right which may be asserted  at any time  before  the  Expiration  Date.  Any  determination  by us concerning the events  described in this Section 6 shall be final and binding on all parties.  As of the date hereof,  we believe that neither  paragraph (a) nor paragraph (b) of this Section 6 will prohibit the consummation of the Offer.

     Section 7. Cash  Distribution  Policy.  The Partnership began operations in
October,  1987 and anticipated providing limited partners with 8% non-cumulative distributions. Quarterly cash distributions, equal to .5% per quarter, or 2% per year,  were paid on each Interest in every calendar  quarter  beginning with the quarter  ended June 30, 1988 and ending with the quarter  ended March 31,  1998.
Beginning  with the  quarter  ended  June 30,  1998,  the  Partnership  has made quarterly  cash  distributions  equal to .25% per quarter,  or 1% per year.  See
Section 10,  "Certain  Information  About the  Partnership."  If you tender your
Interests  pursuant  to the Offer,  you will not be entitled to receive any cash distributions  declared and payable,  if any, after the Expiration  Date, on any
Interests  which you tender and we accept.  There can be no  assurance  that the
Partnership  will make any  distributions  in the future to limited partners who continue to own Interests following completion of the Offer.

     Section 8. Effects of the Offer. In addition to the effects of the Offer on limited  partners who tender  their  Interests  and limited  partners who do not tender their  Interests  and upon the General  Partner as set forth in the "Risk
Factors" of this Offer to  Purchase,  the Offer will affect the  Partnership  in several other respects, as described in this section.

                                       16

     Reduction in Partnership's Cash Reserves. If the Offer is fully subscribed, the Partnership  will use  approximately  $11,000 to purchase 1000 Interests and pay costs associated with the Offer.  This will have the effect of: (i) reducing the cash  available  to fund future  needs and  contingencies  or to make future distributions;  and (ii) reducing or  eliminating  the interest  income that the
Partnership  would  have  been  able  to  earn  had it  invested  this  cash  in interest-bearing  investments.  Financial  statements giving pro forma effect of the Offer,  assuming the purchase by the  Partnership  of Interests at $6.00 per
Interest, are attached to this Offer to Purchase as Appendix A.

     Possible  Future  Purchases.  Upon completion of the Offer, we may consider purchasing  any Interests not purchased in the Offer.  Any such purchases may be on the  same  terms  as the  terms of this  Offer  or on  terms  which  are more favorable  or less  favorable  to you than the terms of this  Offer.  Rule 13e-4 promulgated  under the Exchange Act prohibits us from  purchasing any Interests, other than  pursuant to the Offer,  until at least ten  business  days after the
Expiration  Date.  Any  possible  future  purchases  by us will  depend  on many factors,  including  but not  limited  to, the market  price of  Interests,  the results of the Offer,  the  Partnership's  business and financial  condition and general economic market conditions.

     Possible  Future  Control  by ORIG.  We are not  making  this Offer for the purpose of ORIG's gaining control of the  Partnership,  and we do not anticipate that the percentage of Interests  owned by ORIG and its  affiliates  will exceed
50% after completion of the Offer.  However,  as noted above, we may make future purchases of  Interests.  In addition to  purchases  by ORIG itself,  any future purchases by the  Partnership  will have the effect of increasing the percentage of  Interests  owned by ORIG and its  affiliates  because  they will  reduce the number of outstanding  Interests.  If the percentage of Interests  owned by ORIG and its  affiliates  increases  above 50%, ORIG will have the ability to control the  outcome of any future  votes of limited  partners.  Matters  which would be subject  to a  vote  of  the  limited  partners  include:  (i)  approval  of  an extraordinary  transaction  such as a business  combination with an unaffiliated entity,  or a consolidation  with other public limited  partnerships  affiliated with the Partnership;  (ii) removal of the General Partner; or (iii) liquidation of the  Partnership.  ORIG intends to vote its  Interests in whatever  manner it deems to be in its best  interests,  which may or may not be in the interests of other limited partners.

     Section 9. Source and Amount of Funds.  The total amount of funds  required to complete  this Offer is  approximately  $22,000,  which  includes  $12,000 to purchase 2,000  Interests  plus  approximately  $10,000 for expenses  related to administering the Offer. The Partnership expects to pay approximately  $6,000 to purchase 1,000 Interests and approximately $5,000 for its proportionate share of expenses related to administering  the Offer, and expects to fund these payments with its cash reserves. The expenses of the Offer will be apportioned between us based on the number of  Interests  purchased  by each of us. As of December  31,
2000 and  December  31,  1999 the  Partnership  had  unrestricted  cash and cash
equivalents   of  $307,173  and  $400,262,   or  $.56  and  $.71  per  Interest,
respectively.  If the Offer is oversubscribed  and the Partnership,  in its sole discretion,  decides to purchase  Interests  in excess of 1,000  Interests,  the
Partnership will fund these additional purchases and expenses,  if any, from its cash reserves.

                                       17

     ORIG expects to pay  approximately  $6,000 to purchase 1,000  Interests and approximately  $5,000  for  its  proportionate  share  of  expenses  related  to administering  the Offer,  and expects to fund these  payments with the proceeds from a loan  from  the  Bank of  Louisville  described  below.  If the  Offer is oversubscribed  and ORIG, in its sole discretion,  decides to purchase Interests in excess of 1,000  Interests,  ORIG will fund these  additional  purchases  and expenses, if any, from the loan.

     ORIG will  also use the  proceeds  of the loan from the Bank of  Louisville described  below  to fund the  purchase  of  limited  partnership  interests  of affiliated  partnerships.  These  loan  proceeds  could  also be used to  return capital  contributions  previously  made by Mr. J.D.  Nichols  and Mr.  Brian F.
Lavin, the members of ORIG, to ORIG.

     On August 15,  2000,  ORIG and the Bank of  Louisville  entered into a Loan
Agreement  under  which the Bank of  Louisville  agreed to provide a  $6,000,000 revolving line of credit to ORIG evidenced by three  separate  promissory  notes issued  by  ORIG in  favor  of the  bank in the  original  principal  amount  of
$2,000,000  each  (the  "Loan  Agreement").  The  terms of the  three  notes are described below:

o    Revolving  Credit Note A bears  interest at the prime rate, as announced by the Bank of  Louisville  from  time to time,  plus .25% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note A for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is
     $2,000,000  or less. If the  outstanding  balance owing under the revolving line of credit is greater than  $2,000,000  but less than  $4,000,000,  the entire  balance  will be evidenced by and subject to the terms of Revolving
     Credit Note B described below.

o    Revolving  Credit Note B bears  interest at the prime rate, as announced by the Bank of  Louisville  from  time to time,  plus .50% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note B for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is greater  than  $2,000,000  but less  than  $4,000,000.  If the  outstanding
     balance  owing  under  the  revolving   line  of  credit  is  greater  than
     $4,000,000,  the entire  balance  will be  evidenced  by and subject to the terms of Revolving Credit Note C described below.

o    Revolving  Credit Note C bears  interest at the prime rate, as announced by the  Bank of  Louisville  from  time to  time,  plus 1% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note C for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is greater than $4,000,000.

     The line of credit from the Bank of Louisville is secured by:

                                       18

o    Interests  of the  Partnership  which are  currently  held or  subsequently acquired by ORIG,  including any distributions  which the Partnership makes to ORIG with respect to the Interests and any proceeds from the sale of the
     Interests held by ORIG;

o    limited   partnership   interests  in  partnerships   affiliated  with  the
     Partnership  which are  currently  held or  subsequently  acquired by ORIG, including  any  distributions  which  the  partnerships  make to ORIG  with respect to the interests held by ORIG and any proceeds from the sale of the interests held by ORIG; and

o    the personal guaranties of Mr. Nichols and Mr. Lavin of all indebtedness of
     ORIG with respect to the Bank of Louisville  under the  $6,000,000  line of credit pursuant to two separate Guaranty Agreements,  each dated August 15,
     2000 among the Bank of  Louisville  and each of Mr.  Nichols and Mr. Lavin.
     Mr.  Nichols and Mr. Lavin are jointly and  severally  liable under each of their respective Guaranty Agreements.

     Under the terms of the Loan Agreement,  ORIG will repay the proceeds of the revolving line of credit as follows:

o    On September 1, 2000, ORIG began making consecutive monthly payments of all accrued and unpaid interest on the outstanding principal balance.

o    The entire outstanding  principal balance owing under the revolving line of credit is due and payable on August 31,  2005.  ORIG  intends to make these payments  using  funds from cash  distributions  from the  Partnership  and affiliated  partnerships  and  from  capital  contributions  to ORIG by Mr.
     Nichols  and Mr.  Lavin  pursuant  to the terms of a  Capital  Contribution
     Agreement  dated as of January 20, 1999 by and between Mr.  Nichols and Mr.
     Lavin

     In addition to using the proceeds of the  revolving  line of credit to fund the  purchase of  Interests  and ORIG's  proportionate  share of expenses of the
Offer,  Mr. Nichols and Mr. Lavin may fund the purchase of Interests by ORIG and
ORIG's   proportionate   share  of  the  expenses  of  the  Offer  from  capital
contributions  by Mr. Nichols and Mr. Lavin pursuant to the terms of the Capital
Contribution Agreement referenced above.

     Section 10. Certain Information About the Partnership

     The  Partnership  was formed in April,  1987 under the laws of the State of
Florida. NTS- Properties Associates VII, a Kentucky limited partnership,  is the
Partnership's  General Partner. Mr. J.D. Nichols is the managing general partner of  NTS-Properties  Associates  VII. NTS Capital  Corporation  is the  corporate general partner of  NTS-Properties  Associates  VII. NTS Capital  Corporation is
controlled by Mr. Nichols, its Chairman of the Board and sole director,  and Mr.
Lavin, its President and Chief Operating Officer.

                                       19

     The Partnership's  net income or loss and cash  distributions are allocated according  to the terms of the  Partnership  Agreement.  Under  the  Partnership
Agreement,  Net Cash Receipts (as defined in the Partnership Agreement) will, to the extent  available for  distribution,  be distributed on a quarterly basis as follows: (1) 99% to the limited partners and 1% to the General Partner until the limited  partners  have  received  the 8%  Preferred  Return,  as defined in the
Partnership  Agreement,  for the relevant fiscal period, then (2) to the General
Partner  until it has  received  distributions  for the fiscal  period  equal to approximately  one-tenth of the  distributions to limited  partners  referred to under item (1) above,  and then (3) 90% to the limited  partners  and 10% to the
General Partner.

The Partnership owns the following properties and joint venture interests:

     o    The Park at the Willows, a 48-unit luxury apartment complex located on a 2.8 acre tract in  Louisville,  Kentucky,  acquired  complete by the
          Partnership.  The occupancy level of the apartment complex at December
          31, 2000 was 90%.

     o    Park Place Apartments  Phase II, a 132-unit luxury  apartment  complex located on an 11 acre tract in Lexington, Kentucky, constructed by the
          Partnership.  The occupancy level of the apartment complex at December
          31, 2000 was 77%.

     o    A joint  venture  interest  in  Blankenbaker  Business  Center  1A,  a business  center with  approximately  50,000 net rentable ground floor square feet and  approximately  50,000 net rentable  mezzanine  square feet located in Louisville,  Kentucky,  acquired complete by the joint
          venture   between  the   Partnership   and  two  of  its   affiliates,
          NTS-Properties   Plus,   Ltd.   and   NTS-Properties   IV,  Ltd.   The
          Partnership's  percentage  interest  in the joint  venture  was 31% at
          December 31, 2000. The occupancy level at Blankenbaker Business Center
          1A at December 31, 2000 was 100%.

     The Partnership's  principal  activity is the leasing and management of the above  properties.  The  Partnership  has a fee  title  interest  in each of the properties that it owns. The joint venture in which the Partnership is a partner has a fee title  interest in the  property  that it owns.  In the opinion of the
General Partner, the properties are adequately covered by insurance.

     Blankenbaker  Business Center 1A has one tenant, Sykes HealthPlan Services,
Inc.,  which occupies 100% of the Business  Center.  In 1999,  Sykes  HealthPlan
Services  announced its intention to build its own facility in Jefferson County,
Kentucky,  which  raised a  question  as to whether  it  intended  to occupy the
Business  Center through the expiration of the lease in July 2005. In June 2000,
Sykes  HealthPlan  Services  was  sold  to  a  New  York  investment  firm.  The
Partnership has not yet received any information concerning the effect that this sale may have on the  intention  of Sykes  HealthPlan  Services  to  occupy  the
Business  Center through the expiration of the lease in July 2005. A prior owner of Sykes Health Plan Services has  guaranteed  its  obligation  under the lease.
However, if Sykes HealthPlan  Services,  Inc. vacates the Business Center before expiration  of the  lease,  there  is a risk  that  it may not  make  all of the payments  required under the lease and that we may not be able to collect on the guaranty or find a replacement tenant.

                                       20

     If present trends continue, the Partnership will be able to continue at its current  level  of  operations  without  the need of any  additional  financing.
Current  occupancy levels are considered  adequate to continue the operations of the  Partnership's  properties.  However,  the Partnership  plans to replace the roofs on all seventeen  buildings at Park Place Apartments Phase II. These roofs were installed using materials  produced by a single  manufacturer.  The roofing materials appear to contain defects which may cause roofs to fail before the end of their expected useful lives. As the manufacturer has declared bankruptcy, the
Partnership  does not expect to be able to recover  any of the costs of the roof replacements.  The Partnership does not have sufficient  working capital to make all of the roof  replacements at once and intends to make the replacements  over the next five years.  The total costs of replacing all of the roofs is estimated to be $340,000.  As of the date of this Offer, no roof  replacements have begun.
The Partnership anticipates beginning the roof replacements in the third quarter of 2001 and replacing the roofs on three to four buildings per year.

     The  Partnership  is  presently  principally  engaged  in the  leasing  and management of a commercial business center and residential  apartment complexes.
A presentation of information concerning industry segments is not applicable.

     The current  business of the  Partnership  is consistent  with the original purpose of the Partnership,  which was to acquire, directly or by joint venture, unimproved  or partially  improved  land,  to construct  and  otherwise  develop apartment complexes or commercial properties on the land, and to own and operate the completed properties.  The original purpose also includes the ability of the
Partnership to invest in fully improved properties,  either directly or by joint venture.  The  Partnership's  properties  are in a condition  suitable for their intended use.

     The Partnership  intends to hold its properties  until such time as sale or other  disposition  appears  to be  advantageous  with a view to  achieving  the
Partnership's investment objectives, or it appears that such objectives will not be met. In deciding  whether to sell a property,  the Partnership  will consider factors such as potential capital appreciation, cash flow and federal income tax considerations,  including  possible  adverse federal income tax consequences to the  limited  partners.  The General  Partner of the  Partnership  is  currently exploring  the  marketability  of  some  of its  properties,  and  has  not  yet determined  if any of the  properties  might be sold in the next twelve  months.
There are no contracts  for sale of any of the  Partnership's  properties  under negotiation at the present time.

     Park Place Apartments Phase II, which is 100% owned by the Partnership,  is encumbered by a mortgage with a due date of October 15, 2012. As of December 31,
2000,  the balance on this mortgage was  $3,756,533.  The Park at the Willows is not encumbered by a mortgage.

     Blankenbaker  Business  Center 1A,  which is owned by the joint  venture in which the Partnership participates,  is encumbered by a mortgage with a due date of November 15, 2005. As of December 31, 2000, the  Partnership's  proportionate obligation of the mortgage payable was $845,363.

                                       21

     The Partnership's  ratio of earnings to fixed charges was 1.10 for the year ending  December 31, 2000 and 1.20 for the year ended  December  31,  1999.  The
Partnership had an earnings to fixed charges coverage  deficiency of $30,191 for the year ended December 31, 1998.

     For more detailed financial information about the Partnership, see Appendix
A of this Offer to Purchase.

     Section 11. Certain Transactions with Affiliates.

     Management Agreement with NTS Development Company. NTS Development Company, an affiliate of the General Partner, directs the management of the Partnership's properties  pursuant to a written  management  agreement between NTS Development
Company and the  Partnership.  Under the management  agreement,  NTS Development
Company establishes rental policies and rates and directs the marketing activity of  leasing  personnel.  It also  coordinates  the  purchase  of  equipment  and supplies,  maintenance activity and the selection of all vendors,  suppliers and independent contractors.

     Under  the  management  agreement,   the  Partnership  agreed  to  pay  NTS
Development  Company  a  management  fee  equal  to 5% of  gross  revenues  from residential properties and 6% of gross revenues from commercial properties. Also under the management  agreement,  the Partnership  agreed to pay NTS Development
Company  a repair  and  maintenance  fee equal to 5.9% of costs  incurred  which relate to capital improvements. The Partnership paid NTS Development Company the following  fees for the year  ended  December  30,  2000 and for the year  ended
December 31, 1999. Some of these charges are accounted for on the  Partnership's books as operating  expenses or professional and  administrative  expenses,  and some have been capitalized as other assets or as land, buildings and amenities.

                                             Year                 Year
                                            Ended                Ended
                                         12/31/00             12/31/99
                                         --------             --------
Property
Management
Fee                                       $83,823              $85,781

Repair and
Maintenance Fee                            9,340                6,029
                                           ------               -----
                                         $93,163              $91,810
                                         ========             ========

     The  management  agreement  also requires the  Partnership  to purchase all insurance relating to the managed  properties,  to pay the direct  out-of-pocket expenses of NTS  Development  Company in  connection  with the  operation of the properties,  including the cost of goods and materials used for and on behalf of the  Partnership,  and to reimburse  NTS  Development  Company for the salaries, commissions,  fringe  benefits,  and  related  employment  expenses  of  on-site personnel.  The Partnership paid NTS Development  Company the following  amounts for expenses, in addition to

                                       22

the fees described in the preceding  table, for the year ended December 31, 2000 and for the year ended  December 31, 1999.  Some of these  charges are accounted for on the  Partnership's  books  as  operating  expenses  or  professional  and administrative  expenses,  and some have been  capitalized as other assets or as land, buildings and amenities.

                                            Year                  Year
                                           Ended                 Ended
                                        12/31/00                  1999
                                        --------                  ----
Leasing                                 $ 25,057              $ 40,017

Administrative                            70,758                76,802

Property
Management
Costs                                    138,777               129,491

Professional and
Administrative
Expenses                                  54,404                44,540

Loan Costs                                     0                     0

Construction
Management                                   116                     0

Other                                      1,209                    87
                                        --------              --------
                                        $290,321              $290,937
                                        ========              ========

     The initial term of the  management  agreement was five years.  Thereafter, the agreement  continues for succeeding  one-year  periods,  unless  canceled by either party upon sixty days written notice.  As of May 14, 2001, the Management
Agreement is still in effect.

     Purchases of Equity  Interests from Richard L. Good. In connection with the retirement  of  Richard  L.  Good,  the  former  Vice  Chairman  of NTS  Capital
Corporation, and under an agreement dated as of January 1, 1999 (the "Retirement
Agreement"),  JDN Financial Holdings,  LLC, a Delaware limited liability company owned by J.D.  Nichols,  acquired  the equity  interests  of Mr. Good in various
entities   affiliated   with  the   Partnership,   including  NTS   Corporation,
NTS-Properties   Associates  VI,  the  General  Partner,   NTS-Properties   Plus
Associates,  and  interests  in  private  limited  partnerships  with  ownership interests in real estate.  JDN Financial  Holdings did not purchase Interests in connection  with the  Retirement  Agreement.  In  consideration  for his  equity
interests  in  the   foregoing   entities,   Mr.  Good   received  (i)  monetary
consideration  equal to his  salary  and bonus in the  amount  of  approximately
$529,000,  (ii)  various  promissory  notes in the net  amount of  approximately
$1,600,000,  payable  monthly  through  February 29, 2012 at an interest rate of
5.09% per annum,  and (iii)  equity  interests  in real and  personal  property, including 50% of the equity

                                       23

interest in National Aquatics,  Inc. and 70% of the equity interest in NTS/Sabal
Office Limited Partnership.

     Distributions,  Returns of Capital and Capital  Contributions.  On December
21, 2000, Mr. Nichols  received a total of  $10,874,010  in  distributions  from various private partnerships  affiliated with the Partnership.  On the same date he used these and other funds to make capital contributions totaling $11,720,760 to various private  partnerships and other private entities  affiliated with the
Partnership.  Also on December 21, 2000, Mr. Lavin  received a  distribution  of
$50,000 from a private  partnership  affiliated  with the  Partnership,  and NTS
Capital  Corporation  received  distributions  totaling  $695,905  from  various private  partnerships  affiliated with the  Partnership.  On this date Mr. Lavin contributed  $50,000 to NTS Financial  Partnership  and NTS Capital  Corporation
contributed  $695,905 to various private  partnership and other private entities affiliated  with  the  Partnership.  In  addition  to the  above  distributions, entities and individuals  affiliated with the Partnership received distributions totaling  $2,784,215  on December  21, 2000 from  various  private  partnerships affiliated with the Partnership.  On this date various  individuals and entities also  made  capital  contributions,  in  addition  to the  contributions  of Mr.
Nichols,  Mr.  Lavin  and NTS  Capital  Corporation  described  above,  totaling
$1,937,465,   to  various  private   partnerships  and  other  private  entities
affiliated with the Partnership.

     In the past two years, Mr. Nichols has received returns of capital totaling
$4,746,321  from NTS  Financial  consisting  of: (i)  $144,000 of  undistributed profits of affiliates of NTS Financial;  and (ii) $4,602,321 from NTS Financial,
$1,165,226  of which Mr.  Nichols used to pay taxes and  $3,453,656 of which Mr.
Nichols used to make capital  contributions to ORIG to purchase Interests in the
Partnership,   to  purchase  limited   partnership   interests  in  partnerships
affiliated with the Partnership and to pay third-party  obligations.  During the past two years Mr. Nichols made capital  contributions to NTS Financial totaling
$3,629,499,   consisting  of  $923,739  of  personal  funds  and  $2,705,760  of distributions  from private  affiliates  of NTS  Financial.  The  $2,705,760  in capital  contributions  is included in the $11,720,760 of capital  contributions made by Mr. Nichols to various private entities  affiliated with the Partnership described in the previous paragraph.  During the past two years Mr. Nichols made capital  contributions to ORIG totaling $3,944,395 consisting of $630,403 of his personal  funds and  $3,313,992 of cash received from NTS Financial and received returns of capital from ORIG totaling $490,739.

     In the past two years,  Mr.  Lavin has  borrowed  money from NTS  Financial totaling  $282,366  which was used to make capital  contributions  to ORIG.  Mr.
Lavin has made capital  contributions  to ORIG totaling  $503,945  consisting of
$225,000  of his  personal  funds  and  $278,945  in  funds  borrowed  from  NTS
Financial.  Mr. Lavin  received a return of capital from ORIG  totaling  $70,073 which he used to repay the loans from NTS Financial.  As of July 2001, Mr. Lavin has repaid $120,073 of the loans from NTS Financial.

     Personal  Guaranties.  Since January 1, 1998,  Mr.  Nichols has  personally guaranteed various loans made to various publicly and privately-held  affiliates of the  Partnership.  As of December  31,  2000,  Mr.  Nichols  had  outstanding
personal  guaranties  totaling  approximately   $27,198,000.   Mr.  Nichols  has
guaranteed the payment of approximately $215,000 of notes payable of NTS

                                       24

Corporation and approximately  $17,700,000 of loans of various  affiliates.  Mr.
Nichols also guaranteed, as an indemnitor, that the conditions of certain surety bonds will be met. The  outstanding  commitments of the surety bonds  aggregated
$3,283,000 at December 31, 2000. In December,  1999,  Mr.  Nichols and Mr. Lavin
each personally  guaranteed a $2,000,000 loan to ORIG from Community Trust Bank,
N.A.  in  the  following  amounts:   (1)  Mr.  Nichols  guaranteed  75%  of  all
indebtedness  of  ORIG or  $1,500,000,  whichever  is  less;  and (2) Mr.  Lavin guaranteed 25% of all indebtedness of ORIG or $500,000,  whichever is less. This loan was repaid using the proceeds of a $6,000,000 loan to ORIG from the Bank of
Louisville.  Mr.  Nichols  and  Mr.  Lavin  each  personally  guaranteed  up  to
$6,000,000 of the  obligations  under the loan from the Bank of Louisville,  for which each of them is jointly and severally liable.

     In  addition  to the  guaranties  described  above,  on March 31,  1989 NTS
Guaranty  Corporation,  owned  100%  by  Mr.  Nichols  and an  affiliate  of the
Partnership,  guaranteed certain  obligations of NTS Mortgage Income Fund, which is also an affiliate of the  Partnership.  On September  20, 1988,  Mr.  Nichols
issued a $10,000,000 demand note to NTS Guaranty Corporation,  which may be used to satisfy the guaranty.  The obligations of NTS Guaranty  Corporation under the guaranty are expressly  limited to the assets of NTS Guaranty  Corporation,  its ability to draw upon the  $10,000,000  demand note and Mr.  Nichols'  ability to answer a demand under the note.

     Previous Tender Offers. During the past two years, ORIG has participated in joint tender offers with:  (i) the  Partnership  to purchase  Interests and (ii)
limited  partnerships  that are  affiliates of the  Partnership  to purchase the limited partnership  interests of those  partnerships.  The following table sets forth the results of these tender offers:

                                                                                Limited
                                                                                Partnership             Limited
                                                                                Interests               Partnership
                                                             Total              Purchased by the        Interests
                      Subject                  Price per     Interests          Subject                 Purchased
Purchase Date         Partnership              Interest      Purchased          Partnership             by ORIG
-------------         -----------              ---------     ---------          -----------             -------
March 6,              The Partnership               $6          25,794             10,000                  15,794
1999
December 15,          The Partnership               $6          41,652             10,000                  31,652
1999
August 15,            The Partnership               $6          39,220              2,500                  36,720
2000
December 31,          NTS-Properties              $250             729                500                     229
1998                  III

                                       25

                                                                                Limited
                                                                                Partnership             Limited
                                                                                Interests               Partnership
                                                             Total              Purchased by the        Interests
                      Subject                  Price per     Interests          Subject                 Purchased
Purchase Date         Partnership              Interest      Purchased          Partnership             by ORIG
-------------         -----------              ---------     ---------          -----------             -------
December 8,           NTS-Properties              $250           938                500                     438
1999                  III
December 20,          NTS-Properties              $250           1,094              100                     994
2000                  III
February 19,          NTS-Properties              $205           1,259              600                     659
1999                  IV
December 8,           NTS-Properties              $205           2,245              500                   1,745
1999                  IV
December 22,          NTS-Properties              $230*          3,092              100                   2,992
2000                  IV
February 5,           NTS-Properties              $205           2,458              600                   1,858
1999                  V
December 31,          NTS-Properties              $230**         1,196              250                     946
1999                  V
December 22,          NTS-Properties              $230           2,710              100                   2,610
2000                  V
January 18,           NTS-Properties              $350           2,103              750                   1,353
1999                  VI
September             NTS-Properties              $370           2,801              500                   2,301
30, 1999              VI
December 23,          NTS-Properties              $380           1,085              250                     835
1999                  VI
August 15,            NTS-Properties              $380           3,685              100                   3,585
2000                  VI

*The original  offering  price was $205 per Interest which was increased to $230 per interest on December 1, 2000.
** The original offering price was $215 per interest which was increased to $230 per interest on December 20, 1999.

                                       26

     In addition to the above joint tender  offers:  (i) on September  30, 1999,
NTS-Properties V purchased 2,523 limited partnership interests in NTS-Properties
V from limited  partners for $205 per interest  pursuant to an offer to purchase interests,  and  (ii) on  April  30,  2001  ORIG  purchased  211,214.25  limited partnership  interests in  NTS-Properties  Plus Ltd.  from limited  partners for
$1.30 per interest pursuant to an offer to purchase interests.

     Purchases  Outside Tender Offers.  The  Partnership's  affiliates,  BKK and
Ocean Ridge,  have purchased  Interests  from time to time.  Mr.  Nichols' wife,
Barbara Nichols,  is the sole limited partner of Ocean Ridge. BKK is the general partner of Ocean Ridge.  Since August 1996, BKK and Ocean Ridge  purchased 7,534
Interests  at prices  ranging  from  $4.00 to $6.00 per  Interest.  All of these
Interests are currently owned by Ocean Ridge. Mr. Nichols and Mr. Lavin disclaim beneficial  ownership of each of these Interests.  The General Partner owns five
Interests.  Mr. Nichols and Mr. Lavin disclaim  beneficial  ownership of each of these Interests.

     ORIG purchased  Interests in the  Partnership  and also  purchased  limited partnership  interests in limited  partnerships  affiliated with the Partnership pursuant to an Agreement,  Bill of Sale and Assignment  dated February 10, 2000, by and  among  ORIG and  four  investors  in the  Partnership  and  partnerships affiliated  with the  Partnership  for a total purchase price of $900,000.  ORIG paid these investors a premium above the purchase price  previously  offered for limited  partnership  interests in prior  tender  offers  because this  purchase allowed ORIG to purchase a substantial number of limited  partnership  interests without incurring the significant  expenses involved with a tender offer.  Under the agreement,  ORIG purchased a total of 2,251 limited partnership interests in the Partnership from one investor for total consideration of $15,082, or a price of $6.70 per interest.

     ORIG purchased  Interests in the  Partnership  and also  purchased  limited partnership interests in limited partnerships affiliated with the Partnership on
April 30, 2001 from two  investors  who are  affiliated  with each other,  for a total purchase price of $120,752.  ORIG paid these investors a premium above the purchase price  previously  offered for limited  partnership  interests in prior tender  offers  because this  purchase  allowed  ORIG to purchase a  substantial number of  limited  partnership  interests  without  incurring  the  significant expenses involved with a tender offer. ORIG purchased a total of 1,014 Interests in the Partnership from the investors for total consideration of $6,489.60, or a price of $6.40 per interest.

     Section 12. Certain Federal Income Tax Consequences.

     Certain Federal Income Tax  Consequences  of the Offer.  The following is a general summary,  under currently  applicable law, of certain federal income tax considerations  generally  applicable  to the sale of Interests  pursuant to the
Offer. This summary is for general information only. The actual tax treatment of a tender of Interests may vary depending upon your  particular  situation.  Some limited partners, including, but not limited to, insurance companies, tax-exempt entities,  financial institutions or broker/dealers,  foreign corporations,  and persons who are not citizens or residents of the United  States,  may be subject to special rules not discussed below. In addition,  the summary does not address the federal income tax consequences to all categories of Interest  holders,  nor does it address the federal income tax consequences to limited partners who do

                                       27

not hold the Interests as "capital  assets," as defined by the Internal  Revenue
Code of 1986, as amended.  No ruling from the Internal  Revenue  Service ("IRS")
will be sought with  respect to the federal  income tax  consequences  discussed herein;  thus,  there  can be no  assurance  that the IRS will  agree  with this discussion.  We urge you to consult your own tax  advisors as to the  particular tax consequences of a tender of your Interests pursuant to the Offer,  including the applicability and effect of any state, local, foreign or other tax laws, any recent  changes  in  applicable  tax  laws  and any  proposed  legislation.  The following  information  is  intended  as a  general  statement  of  certain  tax considerations, and you should not treat this as legal or tax advice.

     Sale of Interests  Pursuant to the Offer. The receipt of cash for Interests pursuant  to the Offer  will be a taxable  transaction  for  federal  income tax purposes and may also be a taxable transaction under applicable state, local and other laws.  The  purchase of  Interests  pursuant to the Offer will be deemed a sale of the  Interests by limited  partners who tender their  Interests.  If you tender  in the  Offer,  the  payment  for  your  Interests  will be in  complete liquidation of that portion of your ownership in the Partnership  represented by the  purchased  Interests.  You or any other  recipient of such payments will be taxed to the extent of any gain  recognized  in  connection  with such sale.  In general,  and subject to the  recapture  rules of the  Internal  Revenue Code of
1986, as amended,  Section 751 discussed below, if you tender you will recognize capital  gain or loss at the time  your  Interests  are  purchased  by us to the extent  that  the  sum  of the  cash  distributed  to you  plus  your  share  of
Partnership  liabilities exceeds your adjusted basis in the purchased Interests.
Upon the sale of your  Interests  pursuant  to the Offer,  you will be deemed to have  received  money in the form of any cash  payments to you and to the extent you are relieved from your proportionate  share of Partnership  liabilities,  if any,  to which the  Partnership's  assets are  subject.  Therefore,  you will be required to recognize gain upon the sale of your Interests if the amount of cash you  received,  plus the amount you are deemed to have  received  as a result of being relieved of your proportionate share of Partnership  liabilities (if any), exceeds your adjusted basis in the purchased Interests. The income taxes payable upon the sale must be determined by you on the basis of your own  particular tax circumstances.

     The adjusted  basis of your  Interests is  calculated by your initial basis and making  certain  additions  and  subtractions  to your initial  basis.  Your initial  basis is the amount  paid for an Interest  ($20.00 per  Interest if you purchased in the initial offering),  increased by your share of liabilities,  if any,  to  which  the  Partnership's  assets  are  subject  and by the  share  of
Partnership  taxable  income,  capital gains and other income items allocated to you. Basis is generally reduced by cash  distributions,  decreases in your share of liabilities and the share of Partnership losses allocated to each Interest.

     If you tender  Interests  in the Offer,  you will be  allocated  a pro rata share of the  Partnership's  taxable income or loss for 2000 with respect to the
Interests sold in accordance  with the provisions of the  Partnership  Agreement concerning transfers of Interests. This allocation will affect your adjusted tax basis in your Interests and, therefore,  the amount of your taxable gain or loss upon a sale of Interests  pursuant to this Offer.  You must  determine  your own adjusted tax basis because the basis will vary depending upon when you purchased the Interests and the amount of distributions you have

                                       28

received for each  Interest,  which varies  depending upon the date on which you were admitted to the Partnership.

     In determining the tax  consequences  of accepting the Offer,  our payments for Interests  will be deemed to be equal to the $6.00 cash payment per Interest plus a pro rata share of the  Partnership's  debt, which as of December 31, 2000 equaled $6.79 per Interest (together,  the "Selling Price"). The taxable gain or loss to be incurred as a  consequence  of accepting  the Offer is  determined by subtracting the adjusted basis of the purchased Interest from the Selling Price.

     A taxable gain, if any, on the  disposition  of Interests must be allocated between ordinary income,  unrecaptured  Section 1250 gain and long-term  capital gain. You will realize  long-term capital gain or loss on such sale, if: (1) you are not a "dealer" in  securities;  (2) you have held the  Interests  for longer than twelve (12) months;  and (3) the Partnership has no Section 751 assets.  To the extent  that a portion of the gain  realized  on the sale of an  Interest is attributable to Section 751 assets you will recognize ordinary income, and not a capital  gain,  upon the sale of the  Interest.  Section  751 assets  consist of
"unrealized  receivables"  and "inventory  items of the  Partnership  which have appreciated  substantially  in value." For purposes of Code Section 751, certain depreciation  deductions  claimed by the  Partnership  (generally,  depreciation deductions in excess of straight-line  depreciation in the case of real property and all allowable depreciation to date in the case of other property) constitute
"unrealized  receivables."  Thus,  the gain,  if any, you  recognize if you sell
Interests  will be ordinary  income in an amount not to exceed your share of the
Partnership's  depreciation deductions that are "unrealized  receivables." It is unclear whether, for Interests held for twelve months or longer, with respect to real property,  the amount of gain  attributable  to  depreciation  not taxed as ordinary income is taxed as unrecaptured  Section 1250 gain or long-term capital gain.  Furthermore,  if the  Partnership  were  deemed to be a "dealer"  in real estate for federal  income tax purposes,  the property  held by the  Partnership might be treated as "inventory  items of the Partnership  which have appreciated substantially  in value" for  purposes of Code  Section  751,  and if you tender
Interests you would recognize  ordinary income, in an amount equal to your share of the appreciation in value of the  Partnership's  real estate  inventory.  The
General Partner does not believe it has operated the Partnership's business in a manner as to make the Partnership a "dealer" for tax purposes.

     Ordinary  income  recognized  in 2001 is taxed at a stated  maximum rate of
39.6% for federal income tax purposes. In the case of real property,  the amount of gain  not  taxed as  ordinary  income  attributable  to  depreciation,  i.e., unrecaptured  Section 1250 gain,  is taxed at a maximum rate of 25%. Net capital gains are taxed for federal  income tax purposes at a stated maximum rate of 20%
for gain from property held longer than twelve months,  i.e.,  long-term capital gain. The tax rates may actually be somewhat higher, depending on the taxpayer's personal exemptions and amount of adjusted gross income. A taxable loss, if any, on the disposition of Interests will be recognized as a capital loss for federal income tax  purposes for limited  partners  who hold their  Interests as capital assets.

                                       29

     Back-up  Withholding.  To prevent  back-up  federal income tax  withholding equal to 31% of the payments  made pursuant to the Offer,  each limited  partner
(except a foreign limited partner) who does not otherwise establish an exemption from such  withholding  must notify the  Partnership  of his, her or its correct taxpayer  identification  number (or  certify  that such  taxpayer is awaiting a taxpayer  identification  number)  and  provide  certain  other  information  by completing a Substitute Form W-9 to the  Partnership.  For your  convenience,  a
Substitute  Form W-9 is  enclosed  with this  Offer to  Purchase.  Some  limited partners,  including  corporations,  may not be subject to the  withholding  and reporting requirements.

     Section 13. Transactions and Arrangements Concerning Interests.  Based upon the Partnership's and ORIG's records and information provided to the Partnership by the  General  Partner and  affiliates  of the  General  Partner,  neither the
Partnership,  General  Partner,  ORIG  nor,  to the  best  of the  Partnership's knowledge,  any controlling person of the Partnership,  the General Partner,  or
ORIG, has effected any  transactions in the Interests  during the sixty business days prior to the date hereof except as follows:

          ORIG purchased Interests in the Partnership and also purchased limited partnership  interests  in limited  partnerships  affiliated  with the
          Partnership in April,  2001. ORIG purchased a total of 1,014 Interests in April 2001 at a price of $6.40 per Interest.

     Section 14.  Extensions of Tender  Period;  Terminations;  Amendments.  The
Partnership has, or, if the Offer is oversubscribed,  ORIG has, the right at any time and from time to time on or  before  the  Expiration  Date,  to extend  the period of time  during  which the  Offer is open by giving  each of you  written notice of the  extension.  If there is any extension,  all Interests  previously tendered and not purchased or withdrawn will remain subject to the Offer and may be purchased by us, except to the extent that such Interests may be withdrawn as set forth in Section 4 of this Offer to Purchase.

     If the Offer is  oversubscribed,  we have the right to purchase  additional
Interests.  If either of us decides,  in our sole  discretion,  to increase  the amount of  Interests  being  sought  and,  at the time  that the  notice of such increase is first published, sent or given to holders of Interests, the Offer is scheduled to expire within ten business  days of the notice,  so that it is open for ten business days from the date of the notice.

     For  purposes  of the Offer,  a  "business  day" means any day other than a
Saturday,  Sunday or federal  holiday and consists of the time period from 12:01
a.m.  through 12:00 Midnight,  Eastern  Standard Time. We have the right: (i) to terminate the Offer and not to purchase or pay for any Interests not  previously purchased or paid for upon the occurrence of any of the conditions  specified in
Section  6 of this  Offer to  Purchase  by  giving  you  written  notice  of the termination and making a public announcement of the termination;  or (ii) at any time and from time to time before the Expiration Date, to amend the Offer in any respect.  All  extensions,  delays in payment or amendments  will be followed by public announcements,  which in the case of an extension will be issued no later than  9:00  a.m.  Eastern  Standard  Time,  on the next  business  day after the previously  scheduled  Expiration Date.  Without limiting the manner in which we may choose to make any public  announcement,  except as provided  by  applicable law, including Rule 13e-4(e)(2) under the Exchange Act, we have no obligation to publish, advertise or otherwise communicate any public announcement,  other than by issuing a release to the Dow Jones News Service.

                                       30

     Section 15. Fees and Expenses.  We may pay a fee to "soliciting dealers" in connection  with the Offer.  "Soliciting  dealers"  will  include the  following entities: brokers or dealers who are members of any national securities exchange or of the  National  Association  of  Securities  Dealers,  or  banks  or  trust companies,  if  they  have  customers  who  hold  Interests.  If we pay a fee to soliciting  dealers we expect to pay a flat fee, in an amount  which has not yet been determined,  for each customer of a soliciting  dealer who holds Interests.
The total amount of any  soliciting  dealers' fees paid in  connection  with the
Offer will be apportioned among us based on the number of Interests purchased by each of us, as described in Section 9, "Source and Amount of Funds."

     If  we  pay a  soliciting  dealers'  fee,  in  consideration  for  the  fee soliciting dealers will forward the Offer and accompanying  materials to limited partners  who are  customers  of  theirs,  and make  telephone  calls to limited partners  regarding the Offer.  Soliciting dealers would not be required to make any  recommendation to limited partners  regarding whether they should tender or refrain from tendering  Interests in the Offer. Any soliciting  dealer fee would not be payable to dealers with regard to any Interests beneficially owned by the dealer,  or if the  soliciting  dealer is required to transfer any amount of the fee to a limited  partner.  No soliciting  dealer will be considered an agent of ours for purposes of the Offer. Whether or not we pay a soliciting dealer's fee, we will reimburse  brokers,  dealers,  commercial  banks and trust companies for customary  handling and mailing  expenses  incurred in  forwarding  the Offer to their customers.

     We will bear the costs of printing  and mailing the  offering  materials to the limited  partners.  Officers and directors of NTS Capital  Corporation,  the corporate  general  partner of the General  Partner,  or  employees  of entities affiliated with us or the General Partner may solicit limited partners to tender their Interests in the Offer by telephone, facsimile or in person. None of these individuals will receive additional  compensation for making solicitations,  but
we  may  reimburse  them  for  out-  of-pocket  expenses   associated  with  the
solicitations.

     Section 16. Address; Miscellaneous.

     Address. All executed copies of the Letter of Transmittal,  Substitute Form
W-9 and the Certificate(s) of Ownership for the Interests being tendered (or the
Affidavit) must be sent via mail or overnight courier service to the address set forth below.  Manually signed facsimile copies of the Letter of Transmittal will
not  be  accepted.   The  Letter  of   Transmittal,   Substitute  Form  W-9  and
Certificate(s)  of Ownership for the Interests being tendered (or the Affidavit)
should be sent or  delivered  by you or your broker,  dealer,  commercial  bank, trust company or other nominee as follows:

                  By Mail, Hand Delivery or Overnight Mail/Express:
                  NTS Investor Services
                  c/o Gemisys
                  7103 S. Revere Parkway
                  Englewood, CO 80112

     Any questions,  requests for assistance,  or requests for additional copies of this Offer to  Purchase,  the Letter of  Transmittal  or any other  documents relating to this Offer also may be directed to NTS Investor Services c/o Gemisys at the  above-listed  address  or at (800)  387-7454  or by  facsimile  at (303)
705-6171.

                                       31

     Miscellaneous. The Offer is not being made to, nor will tenders be accepted from,  limited  partners  residing in any jurisdiction in which the Offer or its acceptance  would  not  comply  with  the  securities  or Blue  Sky laws of such jurisdiction. We are not aware of any jurisdiction in which the Offer or tenders pursuant  to the  Offer  would  not be in  compliance  with  the  laws  of  that
jurisdiction.   We  reserve  the  right  to  exclude  limited  partners  in  any jurisdiction  in which it is asserted that the Offer cannot lawfully be made. We believe such exclusion is permissible  under  applicable  laws and  regulations, provided  that we make a good faith  effort to comply  with any state law deemed applicable to the Offer.

     We have filed a Tender Offer Statement under sections 14(d)(1) and 13(e)(1)
of the Exchange Act on Schedule TO with the Securities  and Exchange  Commission which includes  information  relating to the Offer summarized herein.  Copies of these statements may be obtained from the Partnership by contacting NTS Investor
Services  c/o Gemisys at the address and phone  number set forth in this Section
16 of this  Offer  to  Purchase  or from  the  public  reference  office  of the
Securities and Exchange  Commission at Judiciary Plaza, 450 Fifth Street,  N.W.,
Washington  D.C.  20549.  The Commission also maintains a site on the World Wide
Web at  http://www.sec.gov  that contains  reports  electronically  filed by the
Partnership with the Commission.

                                            NTS-Properties VII, Ltd.
                                            ORIG, LLC

May 14, 2001

                                       32

                                   Appendix A
                  The Partnership's Financial Statements Giving
                          Pro Forma Effect of the Offer

     The  Partnership's  financial  statements  for the years ended December 31,
1999 and December 31, 2000 are incorporated herein by reference. These financial statements are contained in the Partnership's  Annual Reports on Form 10-K filed with the Securities and Exchange  Commission pursuant to the Securities Exchange
Act of 1934. The Annual Reports contain more comprehensive financial information than the information contained herein. The information extracted from the Annual and  Quarterly  Reports is qualified in its entirety by reference to the reports and the financial statements (including the notes) contained in the reports. The following unaudited pro forma balance sheets and statements of operations of the
Partnership  are  presented  to give  effect  of the  Offer as if it were  fully subscribed  and completed as of December 31, 2000 and December 31, 1999. The pro
forma financial statements contain certain financial  information for the fiscal years ended  December 31, 1999 and  December 31, 2000  extracted or derived from the Partnership's  Annual Report on Form 10-K. The information  presented in the pro forma  financial  statements  is based on  certain  assumptions  made by the
Partnership in its good faith  judgment,  such as the amount of expenses it will incur in administering  the Offer.  These unaudited pro forma statements are not necessarily  indicative of what the  Partnership's  actual  financial  condition would have been for the years ended December 31, 1999 and December 31, 2000, nor do they purport to represent the future financial position of the Partnership.

                                       A-1

                               NTS-PROPERTIES VII
                               ------------------
                                 BALANCE SHEETS
                                 --------------
                                   (UNAUDITED)
                                   -----------

                                                                      Actual as of              Tender Pro Forma as of
                                                                    December 31, 2000             December 31, 2000
                                                               ---------------------------    --------------------------

ASSETS
------
Cash and equivalents                                                  $            307,173        $              296,173
Cash and equivalents - restricted                                                   26,175                        26,175
Accounts receivable                                                                 62,978                        62,978
Land, buildings and amenities, net                                               8,088,455                     8,088,455
Investment in and advances to joint venture                                        446,072                       446,072
Other assets                                                                        73,641                        73,641
                                                                     ---------------------         ---------------------

     TOTAL ASSETS                                                     $          9,004,494          $          8,993,494
                                                                       ===================           ===================

LIABILITIES AND PARTNERS' EQUITY
--------------------------------
Mortgages payable                                                      $         3,756,533           $         3,756,533
Accounts payable                                                                    14,438                        14,438
Security deposits                                                                   25,325                        25,325
Other liabilities                                                                   13,413                        13,413
                                                                       -------------------          --------------------

     TOTAL LIABILITIES                                                           3,809,709                     3,809,709

PARTNERS' EQUITY                                                                 5,194,785                     5,183,785
                                                                        ------------------           -------------------

     TOTAL LIABILITIES AND PARTNERS' EQUITY                            $         9,004,494          $          8,993,494
                                                                        ==================           ===================

                                       A-2

                               NTS-PROPERTIES VII
                               ------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------
                                   (UNAUDITED)
                                   -----------

                                                                                                  Tender Pro Forma for
                                                                      Actual for the year            the year ended
                                                                       ended December 31,             December 31,
                                                                              2000                        2000
                                                                    ------------------------    ------------------------
REVENUES
--------
Rental income                                                                $     1,617,578              $    1,617,578
Interest and other income                                                             30,565                      30,565
Loss on investment in joint venture                                                   (7,799)                     (7,799)
Gain on sale of assets                                                                 4,118                       4,118
                                                                           -----------------             ---------------

    TOTAL REVENUES                                                                 1,644,462                   1,644,462

EXPENSES
--------
Operating expenses                                                                   377,700                     377,700
Operating expenses - affiliated                                                      235,801                     235,801
Loss on disposal of assets                                                            54,533                      54,533
Interest expense                                                                     285,383                     285,383
Management fees                                                                       83,823                      83,823
Real estate taxes                                                                     88,011                      88,011
Professional and administrative expenses                                              54,869                      54,869
Tender offer costs                                                                        --                       5,000
Professional and administrative expenses - affiliated                                 54,404                      54,404
Depreciation and amortization                                                        380,889                     380,889
                                                                              --------------              --------------

     TOTAL EXPENSES                                                                1,615,413                   1,620,413
                                                                               -------------               -------------

Net (loss)/income                                                           $         29,049            $         24,049
                                                                             ===============             ===============

Net (loss)/income allocated to the limited partners                         $         28,759            $         23,809
                                                                             ===============             ===============

Net (loss)/income per limited partnership unit
                                                                           $            0.05           $            0.04
                                                                            ================            ================

Weighted average number of limited partnership units                                 554,828                     553,828
                                                                               =============               =============

                                       A-3

                                   Appendix B
                              ORIG's Balance Sheets

     The following are the unaudited  balance sheets of ORIG. The balance sheets contain certain financial  information for the years ended December 31, 1999 and
December 31, 2000.

                                       B-1

                                    ORIG, LLC
                                    ---------
                                 BALANCE SHEETS
                                 --------------
                                   (UNAUDITED)
                                   -----------

                                                                  Year Ended                       Year Ended
ASSETS                                                         December 31, 2000               December 31, 1999
------                                                         -----------------               -----------------

Cash                                                       $                    8,583         $                5,574

Investments (Stated at Cost)

     NTS Properties III                                                       584,676                        274,500
     NTS Properties IV                                                      1,363,529                        492,820
     NTS Properties V                                                       1,661,979                        380,890
     NTS Properties VI                                                      3,372,468                      1,649,620
     NTS Properties VII                                                       525,178                        284,676
     NTS Properties Plus                                                       16,866                         10,300
     NTS Mortgage Income Fund                                                  13,992                             --
                                                          ---------------------------       ------------------------

Total Investments                                                           7,538,688                      3,092,806

Tender Offer Acquisition Costs                                                382,162                        119,711

TOTAL ASSETS                                                  $             7,929,433           $          3,218,091
------------

                                                          ===========================       ========================

LIABILITIES
-----------

     Accrued Interest - Bank of Louisville                                     23,889                             --

     Notes Payable - Bank of Louisville                       $             4,483,997       $                     --

EQUITY
------

Equity
     Capital Contributions                                                  3,533,429                      3,160,675
     Retained Earnings - Prior Year                                            57,417                             --
     Retained Earnings - Current Year                                       (169,299)                         57,416
                                                          ---------------------------       ------------------------
                                                                            3,421,547                      3,218,091

TOTAL LIABILITIES AND EQUITY                                               $7,929,433             $        3,218,091

                                                          ===========================       ========================

                                       B-2